UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A/A

PROXY STATEMENT

PURSUANT TO SECTION 14A

of the

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑

Preliminary Proxy Statement

☐

Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]

☐

Definitive Proxy Statement

☐

Definitive Additional Materials

☐

Soliciting Material Pursuant to Section 240.14a-12

HIGH END VENTURES, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☐

No fee required.

☑

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                               1) Title of each class of securities to which transaction applies: Common Stock

                               2) Aggregate number of securities to which transaction applies: 21,584,183

                               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):  $0.725 (based upon the average bid and ask on September 26, 2007)

                               4) Proposed maximum aggregate value of transaction: $15,648,533

                               5) Total fee paid: $662.63

☐

Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                                1) Amount Previously Paid:

                                2) Form, Schedule or Registration No.:

                                3) Filing Party:

                                4) Date Filed:

HIGH END VENTURES, INC.

2610-1066 West Hastings Street

Vancouver, British Columbia

Canada V6E 3X2

November __, 2007

Dear Stockholder:

High End Ventures, Inc. cordially invites you to attend a Special Meeting of Stockholders to be held at 10:00 a.m., local time, on Friday the __ of December, 2007, at 2610-1066 West Hastings Street, Vancouver, British Columbia, Canada. Please find enclosed a notice of the Special Meeting, a proxy statement describing the business to be transacted at the Special Meeting, and a proxy form for use in voting at the Special Meeting.

Business matters to be acted upon at the Special Meeting are described in detail in the accompanying notice and proxy statement. In addition, we will report on our progress and provide an opportunity for questions of general interest to our stockholders.

Thank you.

Sincerely,

______________________

Nadir Walji, Chief Executive Officer and Director

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HIGH END VENTURES, INC.

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS

Notice is hereby given by High End Ventures, Inc., (the “Corporation”) that a Special Meeting of Stockholders (the “Special Meeting”) will be held at 10:00 a.m., local time, on Friday the __ of December, 2007, at the offices of High End Ventures, Inc., 2610-1066 West Hastings Street, Vancouver, British Columbia, Canada. At the Special Meeting, stockholders will vote on the following matters:

(1)	a proposal to amend the Corporation’s articles of incorporation to change the name of the Corporation to “Electrolinks International Corp.”;
(2)

a proposal to approve the execution of the Business Combination Agreement and the Amalgamation Agreement, both dated September 18, 2007, that will cause the Corporation to acquire 100% of the outstanding ownership or right to ownership of The Electrolinks Corporation through the merger of Power Grid Networks Ltd. and The Electrolinks Corporation (Power Grid Networks Ltd is a wholly owned subsidiary of the Corporation formed solely to consummate the acquisition); and

(3)

a proposal to elect two individuals to the Corporation’s board of directors, each to serve with the current member of the board of directors until the next annual stockholders’ meeting or until their respective successors have been duly elected or appointed.

Information regarding the above matters is set forth in the proxy statement that accompanies this notice.

The board of directors of the Corporation has fixed the close of business on November __, 2007, as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting. A complete list of the stockholders entitled to notice of and to vote at the Special Meeting will be maintained at the Corporation’s principal executive offices during ordinary business hours for a period of ten days prior to the Special Meeting. The list will be open to the examination of any stockholder for any purpose germane to the Special Meeting during this time. The stockholders list will also be produced at the time and place of the Special Meeting and will be open during the whole time thereof.

By Order of the Board of Directors,

___________________________

Nadir Walji, Chief Executive Officer and Director

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED. IF YOU DO ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

YOU MAY ALSO RETURN YOUR EXECUTED PROXY BY FAX TO HOLLADAY STOCK TRANSFER, ATTN: TOM LEUCK, AT (480) 481-3941. MR. LEUCK’S PHONE NUMBER IS (480) 481-3940. IF YOU HOLD YOUR SHARES IN "STREET-NAME," PLEASE NOTE THAT ONLY YOUR BROKERAGE FIRM OR BANK CAN SIGN A PROXY ON YOUR BEHALF, AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. WE URGE YOU TO CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT TODAY, AND INSTRUCT THEM TO EXECUTE A PROXY IN FAVOR OF THE MATTERS PRESENTED IN THE PROXY STATEMENT.

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Page

INVITATION TO THE SPECIAL MEETING OF STOCKHOLDERS	i

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS	ii

Page

INVITATION TO THE SPECIAL MEETING OF STOCKHOLDERS	i
NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS	ii
Table of Contents	iii
PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS	1
Introduction	1
Questions and Answers	1
Summary Term Sheet for Proposal 2	6
Pro Forma Financial Data	10
Risk Factors	12
Forward Looking Statements	15
Proposal 1 - Approval of an Amendment to Change the Corporation's Name	16
Proposal 2 - Approval of the Business Combination Agreement and Amalgamation Agreement	16
Further Information Regarding Proposal 2	17
The Acquisition	17
High End Ventures, Inc.	22
The Electrolinks Corporation	29
Proposal 3 - Election of Two Directors	43
Further Information Regarding Proposal 3	43
Additional General Information	48
Financial Statements	49
High End Ventures, Inc - the quarters ended, June 30, 2007 and 2006	FA-1
High End Ventures, Inc - the years ended September 30, 2006 and 2005	FB-1
The Electrolinks Corporation - the quarters ended June 30, 2007 and 2006	FC-1
The Electrolinks Corporation - the years ended December 31, 2006 and 2005	FD-1
High End Ventures, Inc., Pro Forma - the quarter ended June 30, 2007	FE-1
High End Ventures, Inc., Pro Forma - the year ended September 30, 2006	FF-1

Exhibit 10 - Business Combination Agreement dated September 18, 2007 Amalgamation Agreement (attached as Exhibit A to the above Business Combination Agreement)
PROXY FORM

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HIGH END VENTURES, INC.

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

INTRODUCTION

This proxy statement is furnished by High End Ventures, Inc., in connection with the solicitation of proxies for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held at 10:00 a.m., local time, on Friday the __ of December, 2007, at the offices of High End Ventures, Inc. 2610-1066 West Hastings Street, Vancouver, British Columbia Canada. This proxy statement is first being mailed to stockholders on or about November __, 2007.

HIGH END VENTURES, INC.’S BOARD OF DIRECTORS HAS PROPOSED THREE MATTERS TO THE STOCKHOLDERS AND HAS SOLICITED THE PROXY FORM ATTACHED HERETO.

Unless we indicate otherwise or unless the context requires otherwise, all references in this proxy statement to “we,” “us,” “our,” or the “Corporation” are to High End Ventures, Inc. and our subsidiary; all references to “Power Grid” are to Power Grid Networks Ltd., a wholly owned subsidiary of the Corporation formed solely to consummate the acquisition; all references to “Electrolinks” are to The Electrolinks Corporation; and all references to the “Agreements” are to the Business Combination Agreement and the Amalgamation Agreement, both dated September 18, 2007, that will cause the Corporation to acquire 100% of the outstanding ownership or right to ownership of Electrolinks through the amalgamation of Power Grid and Electrolinks.

QUESTIONS AND ANSWERS

Q.	Why did I receive this proxy statement?

A.	You received this proxy statement as notice of the Special Meeting pertaining to the following:

(1)	a proposal to amend the Corporation’s articles of incorporation to change our name to “Electrolinks International Corp.”;
(2)

a proposal to approve the execution of the Business Combination Agreement and the Amalgamation Agreement, both dated September 18, 2007, that will cause the Corporation to acquire 100% of the outstanding ownership or right to ownership of Electrolinks through the amalgamation of Power Grid and Electrolinks; and

(3)

a proposal to elect two new directors, each to serve with the current member of the board of directors until the next annual stockholders’ meeting or until their respective successors have been duly elected or appointed.

Q.	Why does the Corporation propose to change its name to “Electrolinks International Corp.”?

A.	The Corporation proposes a name change in connection with our prospective acquisition of Electrolinks to reflect the focus of our business operations following the acquisition.

Q.	When would you expect the amendment to become effective?

A.

If approved at the Special Meeting, the proposed amendment to our articles of incorporation would be effective upon filing with the Colorado Secretary of State. The Corporation would file the amendment with the Colorado Secretary of State as soon as practical after the Special Meeting.

Q.	Why does the Corporation propose to acquire Electrolinks?

A.

Since commencing operations as an exploration stage mineral exploration company, we have had a history of net losses and have failed to identify precious metals on our sole exploration property. As such, we have considered additional business opportunities that might bring value to our stockholders. Despite the substantial doubt expressed by Electrolinks’ auditors regarding Electrolinks’ ability to continue as a going concern, our board of directors has determined that the acquisition of Electrolinks is a suitable business opportunity.

Q.	Would the acquisition of Electrolinks constitute a change in control of the Corporation?

A.

Yes. Following the close of the transaction, our present stockholders’ shares of common stock would be diluted by the issuance of 21,584,183 new shares to the stockholders of Electrolinks, which dilution would constitute a change of control since our current stockholders would retain approximately 42.3% of the outstanding common shares after the issuance while the stockholders of Electrolinks would acquire approximately 57.7% of our outstanding common shares. The proposed election of two new members to the board of directors would also constitute a change in control since our current board of directors is comprised of one member.

Q.	When would you expect the acquisition of Electrolinks to be consummated?

A.

If approved, the acquisition of Electrolinks would be consummated following the effective date of the acquisition, on or about December __, 2007, but only in the event that all other proposals considered were also approved.

Q.	How would the acquisition be consummated?

A. In the event that the Corporation’s stockholders approve all proposals presented in this proxy statement, we would consummate the acquisition through an amalgamation of Power Grid, a wholly owned subsidiary of the Corporation, and Electrolinks. The amalgamation would cause Electrolinks stockholders to exchange their shares for shares of the Corporation on a two for one (2:1) basis. Electrolinks stockholders would also be required to deliver a transmittal letter containing certain representations pertaining to the share exchange.

Q.	Would fractional shares be rounded up or would Electrolinks stockholders receive cash for fractional shares?

A.	Any fractional shares would be rounded up to the next whole share.

Q.	Why does the Corporation propose to elect two new members to the board of directors to serve with the sole member of our current board of directors?

A.

The Agreement requires that our stockholders elect two nominees proposed by Electrolinks to the Corporation’s board of directors. Accordingly, Electrolinks has nominated two individuals familiar with Electrolinks’ business model who will serve on our board of directors with the sole member of our current board of directors in the event that such individuals are elected.

Q.	When would the new directors, if elected, be added to the board?

A.

The two new directors, if elected, would be added to the Corporation’s board of directors immediately following the closing of the acquisition of Electrolinks, subject to stockholder approval of the Agreement and the name change.

Q.	What happens if additional matters are presented at the Special Meeting?
A.	No other business will be acted upon at the Special Meeting.

Q.	What do I need to do now?

A.	Vote, either in person or by proxy.

Q.	What is a proxy?
A.

A proxy is your legal designation of another person to vote the stock you own. That other person is considered your proxy. If you designate someone as your proxy in a written document, that document also is called a proxy. The Corporation has designated Nadir Walji, our chief executive officer and sole director, to act as proxy for the Special Meeting.

Q.	Who may vote at the Special Meeting?
A.

You may vote your common stock if the Corporation’s records show that you owned your shares as of the close of business on November __, 2007 (the “Record Date”). You may cast one vote for each share of common stock held by you on all matters presented. As of the Record Date, there were 15,850,000 shares of common stock issued and outstanding.

Q.	What is the quorum requirement for the Special Meeting?
A.

A majority of the Corporation’s outstanding shares as of the record date must be present at the Special Meeting in order to hold the Special Meeting.. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum if you (i) are present and vote in person at the Special Meeting, or (ii) have properly submitted a proxy card.

Q.	What is the voting requirement to approve the proposals?
A.	When a quorum is present, the voting requirement to approve each of the proposals is the affirmative vote of a simple majority of the shares entitled to vote on the matter that are represented at the Special Meeting. Abstentions have the same effect as votes against the proposals.

If you hold shares beneficially in street name and do not provide your broker with voting instructions your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a beneficial owner fails to give voting instructions with respect to “non-routine” matters. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Therefore, although broker non-votes are counted for purposes of determining a quorum, broker non-votes will not otherwise affect the outcome of any matter being voted on at the Special Meeting.

Q.	How does the board of directors recommend that I vote?

A.	The board of directors recommends that you vote “FOR” each of the proposals.

Q.	How can I vote my shares in person at the Special Meeting?
A.

If your shares are registered directly in your name with the Corporation’s transfer agent, you are considered the “stockholder of record” with respect to those shares the proxy materials and proxy card are being sent directly to you. As the stockholder of record, you have the right to vote in person at the Special Meeting. If you choose to do so, you can bring the enclosed proxy card or vote using the ballot provided at the Special Meeting. However, even if you plan to attend the Special Meeting, the board recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Special Meeting.

Some of the Corporation’s stockholders hold their shares in street name through a stockbroker, bank, or other nominee rather than directly in their own name. In that case, you are considered the “beneficial owner” of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a “legal proxy” from the broker, trustee, or nominee that holds your shares, giving you the right to vote those shares at the Special Meeting. If you wish to attend the Special Meeting and vote in person, you will need to contact your broker, trustee, or nominee to obtain a legal proxy.

Q.	How can I vote my shares without attending the Special Meeting?
A.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Special Meeting by completing and mailing your proxy card or voting instruction card in the enclosed pre-paid envelope or by facsimile.. Please refer to the enclosed materials for details.

Q.	What happens if I do not give specific voting instructions?
A.

If you hold shares as a record holder, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our board of directors.. If you do not return a proxy and do not vote at the Special Meeting in person, your shares will not be voted.

If you hold your shares through a broker, bank, or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on your behalf on matters to be considered at the Special Meeting.

Q.	How can I change my vote after I return my proxy card (“power of revocability”)?
A.

You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. You may do this by signing a new proxy card with a later date or by attending the Special Meeting and voting in person. However, your attendance at the Special Meeting will not automatically revoke your proxy unless you vote at the Special Meeting or specifically request in writing that your prior proxy be revoked.

Q.	Does Colorado have dissenters’ rights of appraisal?

A..	Stockholders of Colorado domestic corporations that are owners of an acquiring corporation do not have dissenters’ rights of appraisal under the Colorado Revised Statutes.

Q.	Is my vote confidential?
A.

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Corporation or to third parties, except: (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, and (iii) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which may be forwarded to the Corporation’s management.

Q.	Where can I find the voting results of the Special Meeting?
A.	The preliminary voting results will be announced at the Special Meeting. The final voting results will be tallied by our transfer agent and published by the Corporation on Form 8-K and Form 10-KSB.
Q.	Why do you need stockholder approval for the proposals?

A.	We are obligated to seek stockholder approval for each of the proposals pursuant to the Colorado Revised Statutes.

Q.	Are the approvals of the proposals contingent upon one another?

A.

Yes. The approval of each of the proposals is contingent upon the approval of the other proposals. Should any of the proposals, including the election of two individuals nominated by Electrolinks to serve on our board of directors, be rejected by the Corporation’s stockholders, we would abandon further efforts to acquire Electrolinks and pursue an alternative plan of operation focused on identifying and acquiring an alternative business opportunity. We would not limit our options to any particular industry, but would evaluate each prospective opportunity on its own merits.

Q:	Who pays for the cost of this proxy solicitation?

A:

The solicitation was made by the Corporation and as such we will pay the costs of the solicitation of proxies (under $10,000). The Corporation may also reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, the Corporation’s board members, officers and employees may solicit proxies on the Corporation’s behalf, without additional compensation, personally or by telephone.

Q:	How can I obtain a copy of the Corporation’s 10-KSB?
A:

A copy of the Corporation’s 2007 fiscal year end report on Form 10-KSB may be obtained at no charge by sending a written request to the Corporation’s corporate address. The Form 10-KSB is also available on the Securities and Exchange Commission’s website at www.sec.gov.

Q.	Whom can I contact with questions?

A.	If you have any questions about any of the actions to be taken by the Corporation, please contact the Corporation’s chief executive officer, Nadir Walji, by telephone at (604) 602-1717.

SUMMARY TERM SHEET FOR THE APPROVAL OF THE AGREEMENTS

THE ACQUISITION OF ELECTROLINKS WILL RESULT IN A CHANGE IN BUSINESS AND WILL RESULT IN A CHANGE IN CONTROL OF THE CORPORATION.

This summary highlights selected information from this proxy statement related to the acquisition of Electrolinks and may not contain all of the information that is important to you. To understand the transaction fully, and for a more complete description of the terms of the acquisition, you should carefully read this entire proxy statement, including the Agreements attached hereto. We have included page references in this summary to direct you to the appropriate place in this proxy statement and the exhibits for a more complete description of the topics presented.

CONTACT INFORMATION

High End Ventures, Inc.

2610-1066 West Hastings Street

Vancouver, British Columbia

Canada V6E 3X2

Telephone: (604) 602-1717

Facsimile: (604) 687-6755

Attn: Nadir Walji

The Electrolinks Corporation

151 Bloor Street West, 4th Floor

Toronto, Ontario

Canada M5S 1S4

Telephone: (416) 924-0110 / (416) 850-8881

Facsimile: (416) 850-8882

Attn: Wayne Owens

BUSINESS CONDUCTED

High End Ventures, Inc. (page 21)

The Corporation is a Colorado corporation incorporated on January 19, 1999, with executive offices located in Vancouver, British Columbia. We were previously engaged in exploration activities designed to identify economically viable deposits of precious metals, which activities were unsuccessful and ultimately abandoned. The Corporation executed of a letter of intent on September 21, 2006 to acquire Electrolinks and on October 23, 2006 executed a Securities Exchange Agreement and Plan of Exchange intended to effect the acquisition. However, due to Canadian legal considerations relevant to the structure of the anticipated transaction the Corporation and Electrolinks mutually agreed not to proceed with the agreement. On September 18, 2007, the Corporation and Electrolinks executed the Agreements to acquire Electrolinks as a wholly owned subsidiary through the amalgamation of Power Grid and Electrolinks.

The Electrolinks Corporation(page 28)

Electrolinks was formed in Ontario, Canada on March 24, 2004 as a development stage company focused on becoming a Full Service Broadband over Power Line (“BPL”) based telecommunications integrator that intends to offer “Smart Grid” BPL products from various vendors to electrical utilities and to buildings with multiple dwelling units. BPL is a technology that delivers high-speed data over existing electric power delivery networks and is an alternative means of providing high-speed Internet access, voice over Internet Protocol (“VOlP”), and other broadband services, using existing medium and low-voltage power lines to reach customers’ homes and businesses.

Electrolinks’ audit expressed substantial doubt as to Electrolinks’ ability to continue as a going concern due to (i) losses of approximately $1,248,239 and $1,442,000 for the periods ended December 31, 2006 and 2005, respectively, (ii) negative cash flows from operations for each of the periods ended December 31, 2006 and 2005, and (iii) a working capital deficiency of approximately $1,232,803 at December 31, 2006. Electrolinks’ future revenues are dependent on the sales of BPL services and providing support services for the BPL products it sells.

THE ACQUISITION (page 17)

Our board of directors has approved the execution of the Agreements and determined that the Corporation’s stockholders should consider whether to approve the Agreements and authorize management to close the transaction subject to the given terms and conditions provided. The consummation of the Agreements will cause Electrolinks to amalgamate with our wholly owned subsidiary Power Grid, which subsidiary will continue to focus on “Smart Grid” applications for BPL services.

Proposal 2 asks that our stockholders consider the prospective acquisition of Electrolinks pursuant to the terms and conditions of the Agreements.

We have issued no securities in connection with the intended acquisition.

The Agreements (page 17)

Subject to the terms and conditions of the Agreements, the Corporation will acquire 100% of the outstanding ownership or right to ownership of Electrolinks through the amalgamation of Power Grid and Electrolinks.

The Amalgamation Agreement

The Amalgamation Agreement dated September 18, 2007 provides for the following actions:

(a)	to amalgamate Power Grid and Electrolinks;
(b)	to exchange two Electrolinks shares for one share of the Corporation;
(c)	to exchange shares of Power Grid with the Corporation on a one for one basis for each share issued by the Corporation to acquire Electrolinks shares; and
(d)	to continue the business of Electrolinks through Power Grid.

Business Combination Agreement

The Business Combination Agreement dated September 18, 2007 anticipates the amalgamation of Electrolinks and Power Grid, entitling each stockholder of Electrolinks to one share of the common stock of the Corporation in exchange for two shares of the common stock of Electrolinks up to an aggregate of, 21,584,183 shares of the Corporation for 43,168,366 shares of Electrolinks. Our shares will be exchanged for the Electrolinks shares pursuant to the securities transaction exemptions afforded by Regulation S of the Securities Act of 1933, as amended. We will not issue fractional shares. Rather, we will round fractional shares, if any, up to the next whole share.

Closing of the Agreements (page 18)

If the acquisition of Electrolinks is approved by our stockholders, the closing of the Agreements would take place as soon as is practicable at the offices of the Electrolinks, following the Special Meeting.

Conditions Precedent to the Agreements (page 18)

The closing of the Agreements depends on the satisfaction or waiver of a number of conditions, including:

▪	We change the Corporation’s name to “Electrolinks International Corp.”;
▪	The Corporation and Electrolinks obtain stockholder approval of the Agreements;
▪	Our election of two nominees proposed by Electrolinks to our board of directors
▪	We enter into a voting agreement with certain of the principals of Electrolinks
▪	The Corporation enters into employment and non-compete agreements with key employees of Electrolinks; and
▪

The satisfaction by both parties to the Agreements of customary representations and warranties relating to (i) formation and qualification, authority, filings, consents and approvals; (iii) capitalization; (iv) exchange of shares; (v) corporate records; (vi) directors and officers; (vii) liabilities; (viii) liabilities at closing; (ix) assets; (x) financial statements; (xi) environmental compliance; (xii) payment of taxes; (xiii) reassessments; (xiv) withholdings; (xv) contracts; (xvi)

employees; (xvii) collective/employment agreements; (xviii) occupational health and safety; (ixx) insurance; (xx) permits; (xxi) absence of legal conflicts; (xxii) litigation; (xxiii) conduct of business; and (xxv) copies of documents etc.

Representations and Warranties within the Agreements (page 19)

The Corporation and Electrolinks represent and warrant a number of conditions within the Agreements.

Interests of Our Executive Officer and Director in the Agreements(page 19)

Our sole executive officer and director owns no shares of the Corporation and will receive no shares of the Corporation in the event the acquisition of Electrolinks closes. Therefore his interest in the acquisition of Electrolinks may be different from yours.

Change of Control (page 19)

In the event that our stockholders approve the acquisition of Electrolinks, our present stockholders’ shares will be diluted by the issuance of 21,584,183 shares, which dilution will constitute a change of control since the Corporation’s current stockholders will retain approximately 42.3% of the outstanding shares while the stockholders of Electrolinks will acquire approximately 57.7% of the Corporation’s outstanding shares. Further, the Agreements stipulate that the closing of the transaction will cause us to elect two new individuals as directors nominated by the management of Electrolinks, for a total of three directors. The election of two new directors to our board of directors would be considered a change of control.

The Consideration Offered to Stockholders(page 20)

There is no consideration being offered to our stockholders.

The Reasons for Engaging in the Agreements (page 20)

The Corporation’s board of directors believes that the growth prospects for the application of BPL technology is tremendous and therefore the acquisition of Electrolinks is a suitable business opportunity on which to focus the Corporation’s business.

The Vote Required for Approval Of the Agreements (page 20)

When a quorum is present, the voting requirement to approve each of the proposals is the affirmative vote of a simple majority of the shares entitled to vote on the matters that are presented at the Special Meeting.

Material Differences in the Rights of Security Holders as a Result of the Agreement (page 20)

There would be no material differences in the rights of security holders as a result of the acquisition of Electrolinks.

Accounting Treatment of the Agreements (page 20)

The acquisition would be accounted for as a reverse acquisition or recapitalization of Electrolinks, in accordance with U.S. generally accepted accounting principles.

The Federal Income Tax Consequences of the Agreements (page 20)

Our stockholders would not recognize gain or loss as a result of approving the Agreements nor would the acquisition of Electrolinks affect the adjusted bases and holding periods of the shares of our common stock held by our stockholders.

In addition, the Corporation would not recognize any gain or loss as a result of the acquisition as the valuation of Electrolinks’ shares would be deemed equivalent to the valuation of the Corporation’s shares.

REGULATORY APPROVALS (page 20)

No material federal or state regulatory requirements must be complied with or approvals obtained in connection with the proposed acquisition of Electrolinks.

REPORTS, OPINIONS, APPRAISALS (page 21)

The Corporation has received no reports, opinions, or appraisals with regard to the proposed acquisition of Electrolinks.

PAST CONTRACTS, TRANSACTIONS OR NEGOTIATIONS (page 21)

Finder’s Fee Agreement

On September 15, 2006 the Corporation entered into a Finder’s Fee Agreement with Valor Invest Ltd. (“Valor”) that entitles Valor to 1,510,893 shares of the Corporation’s common stock within ten (10) business days of closing the Agreements.

Securities Exchange Agreement and Plan of Exchange

On October 23, 2006 the Corporation and Electrolinks entered into a Securities Exchange Agreement and Plan of Exchange as anticipated in a letter of intent dated September 21, 2006 whereby we intended to acquire Electrolinks as a wholly owned subsidiary in exchange for an aggregate of 20,500,000 shares, subject to stockholder approval, and the satisfaction of certain conditions. Due to Canadian legal considerations relevant to the structure of the anticipated transaction, the Corporation and Electrolinks mutually agreed not to proceed with the Securities Exchange Agreement and Plan of Exchange on September 18, 2007. No penalties attached to either party as a result of the termination of the agreement.

Promissory Notes

The Corporation has entered into a series of promissory notes with Electrolinks, the first of which is dated March 5, 2007 and the most recent of which is dated June 18, 2007 in an aggregate amount of $239,221 as of June 30, 2007. Each note bears 10% interest and is due six months from the date of receipt. Electrolinks owed the Corporation a total of $244,033 including interest as of June 30, 2007.

PRO FORMA FINANCIAL DATA

The following is a summary of unaudited, pro forma, consolidated, financial data for the periods ended as of June 30, 2007 and September 30, 2006 for the Corporation and Electrolinks. This summary of pro forma financial data is based on pro forma financial data attached hereto as Exhibit FE and FF. For accounting purposes, the acquisition has been treated as an acquisition of the Corporation by Electrolinks and as a recapitalization of Electrolinks. The pro forma balance sheet and the pro forma statement of operations data is presented as if the acquisition of Electrolinks by the Corporation had occurred on June 30, 2007 and September 30, 2006.. The pro forma financial data is presented for informational purposes and is not necessarily indicative of either the future results of operations or the results of operations that would have occurred if the acquisition had been consummated on any date. You should read the following pro forma financial data along with other financial information contained elsewhere in this proxy statement.

Consolidated Pro Forma Balance Sheets

	As at		As at
	June 30,		September 30,
	2007		2006
ASSETS
CURRENT ASSETS
Cash	$13,955		$79,310
Accounts Receivable	7,555		7,183
Prepaid expenses and deposits	53,197		28,555
TOTAL CURRENT ASSETS	74,707		115,048
PROPERTY AND EQUIPMENT, NET	138,528		181,208
OTHER ASSETS
Deposits	14,119		14,861
TOTAL OTHER ASSETS	14,119		14,861
TOTAL ASSETS	$227,354		$311,117
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Cash Overdraft	$11,845	$
Loan Payable	260,107
Accrued Interest Payable	5,386
Note Payable	851,620		353,548
Accounts payable	348,337		251,871
Accrued expenses	138,973		89,790
Due to related party	627,751		94,199
TOTAL CURRENT LIABILITIES	2,244,019		789,408
STOCKHOLDERS' DEFICIT
Common stock, par $0.001, 15,850,000 shares issued and outstanding	2,193,255		2,228,317
Additional paid-in capital	47,650		47,650
Accumulated other comprehensive income (loss)	(45,052)		(42,672)
Accumulated deficit during development stage	(4,212,518)		(2,711,586)
TOTAL STOCKHOLDERS' DEFICIT	(2,016,665)		(478,291)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$227,354		$311,117

Consolidated Pro Forma Statements of Operations and Income (Loss)

	Nine Months	Year
	Ended	Ended
	June 30, 2007	September 30, 2006
REVENUES	$-	$14,044
COST OF SALES	-	(16,650)
Gross Profit	-	(2,606)

EXPENSES
Exploration costs	-	17,000
General and Administrative	1,378,377	651,299
Depreciation, amortization, and impairments	68,694	48,453
Total Expenses	1,447,071	716,752
LOSS FROM OPERATIONS	(1,447,071)	(719,358)
OTHER INCOME (EXPENSE)
Interest income
Interest expense	(54,737)	(31,918)
Forgiveness of indebtedness	21,152
Foreign exchange loss	(183)	-
Total Other Income (Expense)	(33,768)	(31,918)
NET LOSS	(1,480,839)	(751,276)
BASIC AND DILUTED NET LOSS PER SHARE	$(0.09)	$(0.05)

RISK FACTORS

Before deciding how to vote on the proposals described in this proxy statement, you should carefully consider the risks relating to the Agreements and to our post-closing operations as described below, together with the other information in this proxy statement.  Our business, financial condition, and results of operations could be adversely affected by any of the following risks, which could cause the trading price of our common stock to decline.

RISKS RELATING TO THE ACQUISITION OF ELECTROLINKS

Terms determined in the Agreements would result in a change of control of the Corporation.

The issuance of common shares to the stockholders of Electrolinks would dilute the voting power and ownership percentage of our existing stockholders that would cause a change in control of the Corporation. The terms of the Agreements require us to issue 21,584,183 new shares that would result in a dilution of approximately 57.7% to our existing stockholders. Further, the Agreements require the stockholders of the Corporation to elect two new members to the board of directors, thus changing control of management. The change in control of the Corporation could have a negative impact on our stockholders.

The Corporation might not realize the anticipated benefits from the acquisition of Electrolinks.

We may not achieve the benefits we are seeking from the acquisition. Electrolinks may not be successful in its efforts focused on offering “Smart Grid” applications of BPL products to power utilities and to buildings with multiple dwelling units.. As a result, our operations and financial results may be less rewarding than anticipated, which may cause the market price of our common stock to decline.

The acquisition of Electrolinks could decrease the value of your stock.

Electrolinks is a development stage company with a limited history of realizing revenue and a record of net losses, about which Electrolinks’ auditors have expressed a going concern opinion. Additionally, Electrolinks expects losses in the future and its current assets are insufficient to conduct business operations over the next 12 months. Given these facts, the acquisition of Electrolinks could result in significant losses for the Corporation which could decrease the value of your stock.

We might be unable to manage the growth of our business which could negatively affect development, revenues, and fiscal independence.

We believe that if our post-acquisition growth plan is successful, our business has the potential to grow in size and complexity.  If our management is unable to manage growth effectively, our business development may be slowed, our operating results may not show a profit, and we may not become financially independent from outside funding sources.  Any new sustained growth would be expected to place a significant strain on our management systems and operational resources.  We anticipate that new sustained growth, if any, will require us to recruit, hire and retain new managerial, finance and support personnel.  We cannot be certain that we will be successful in recruiting, hiring or retaining such personnel.  Our ability to compete effectively and to manage our future growth, if any, will depend on our ability to maintain and improve operational, financial, and management information systems on a timely basis and to expand, train, motivate and manage our work force.  If we begin to grow, we cannot be certain that our personnel, systems, procedures, and controls will be adequate to support our operations.

We may not be successful in integrating the business operations of Electrolinks into our own operations, stifling growth and hindering the realization of a profit.

The acquisition of Electrolinks would involve the integration of companies that have previously operated independently. A successful integration of Electrolinks’ operations would depend on our ability to consolidate operations and to integrate Electrolinks’ management team. If we are unable to do so, we may not realize the anticipated potential benefits of the acquisition, our business development could be stifled, and results of operations might not produce a profit.  Difficulties could include the loss of key employees, the disruption of Electrolinks’ ongoing businesses, and possible inconsistencies in standards, controls, procedures and policies.

RISKS RELATED TO THE BUSINESS OF ELECTROLINKS

Electrolinks’ limited operating history; anticipated losses; uncertainly of future results.

Since Electrolinks has only recently commenced business operations there is limited information on which to adequately evaluate its business and future prospects. Therefore, Electrolinks’ future prospects should be considered with a view to the risks encountered by a company in an early stage of development, particularly in light of the uncertainties relating to customer acceptance of Electrolinks’ intended services.

Electrolinks will continue to incur costs to develop and market BPL solutions, to establish marketing relationships, and to build an administrative organization. We can offer no certainty that Electrolinks will be profitable on a quarterly or annual basis. In addition, as Electrolinks expands its business network and marketing operations it will likely need to increase its operating expenses to broaden customer support capabilities and increase administrative resources. To the extent that such increased expenses are not supported by commensurate revenues, Electrolinks’ business, results of operations and financial condition would be adversely affected.

Electrolinks has a historical record of losses which may continue.

Electrolinks reported operating losses for the fiscal year ended December 31, 2006 of $1,248,239 and operating losses for the six months ended June 30, 2007 of $898,159. The historical record indicates that Electrolinks has not realized sufficient revenue from its efforts to provide us with any certainty that revenue is forthcoming or that revenue will be sufficient to support operations. The sum of these indicators creates uncertainty as to whether Electrolinks will ever transition from losses to profits.. Should

Electrolinks continue to incur losses it would be unable to meet its working capital requirements which inability would stifle operations.

Need for additional financing..

Electrolinks has no significant revenue from operations and therefore is not able to meet operating costs. As such, the Corporation would need to raise capital within the next twelve months to implement Electrolinks’ plan of operation. However, there can be no assurance that the Corporation would be able to raise the required capital or that any capital raised would be obtained on favourable terms. Failure to obtain adequate capital would significantly curtail Electrolinks’ business.

Unpredictability of future revenues.

Due to Electrolinks’ lack of operating history and the emerging nature of the market in which it competes, it is unable to forecast its revenues or expenses with any degree of certainty. Electrolinks’ projected expenses and revenue are based largely on internal estimates. Operating results will depend on the volume of orders for services or products offered, the ability to obtain and retain customers, and revenues generated offset by the expenses incurred in obtaining those results. Projections, by their very nature, difficult to forecast and should not be relied on to provide a reliable indicator of future operating results.

Dependence on key personnel.

Electrolinks’ performance and operating results are substantially dependent on the continued service and performance of its managers, officers, and directors. Electrolinks intends to hire additional managerial personnel as they move forward with their business model. Competition for such personnel is intense, and there can be no assurance that Electrolinks can retain its key management employees, or that it will be able to attract or retain highly qualified technical personnel in the future. The loss of the services of Hari Rao, Wayne Owens, or any of Electrolinks’ other key employees or the inability to attract and retain the necessary management personnel could have a material adverse effect upon its business.

Electrolinks growth is dependent upon the availability and successful hire of independent contractors.

Electrolinks’ continued growth and success depend to a significant extent on the successful hire of qualified independent contractors. Competition for highly-skilled business, product development, technical and other personnel is intense due to skill shortages and the variety of companies that offer equity incentives. Accordingly, Electrolinks expects to experience increased compensation costs to engage independent contractors which costs may not be offset by improved productivity or increased revenues. Further, there can be no assurances that Electrolinks will be successful in continuously recruiting the necessary independent contractors. Failure to obtain the right personnel to develop Electrolinks’ business model could have a material adverse effect on Electrolinks’ growth.

Unproven acceptance of Electrolinks’ services and products.

Electrolinks is still in the development stage and cannot provide any certainty as to whether its services and products will be accepted by prospective customers. Should Electrolinks’ services and products prove to be unsuccessful with prospective customers, such failure would adversely affect its financial condition, operating results, and cash flows.

Electrolinks competes with larger and better financed corporations.

Competition within the international BPL products market is intense. While Electrolinks believes that its products will be distinguished by next-generation innovations that are more sophisticated, flexible and cost effective than many competitive products currently in the market place, a number of entities offer BPL products, and new competitors may enter the market in the future. Some of BPL’s existing and potential competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than Electrolinks does, including well known multi-national corporations like Bell, Rogers and Primus.

Electrolinks has no proprietary or intellectual property rights.

Despite being a technology based business, Electrolinks has no proprietary or intellectual property rights associated with the provision of BPL services. Rather, Electrolinks is dependent on technology that it intends to license from third parties. The absence of proprietary and intellectual property rights makes Electrolinks vulnerable to unauthorized third parties, including competitors, who may copy its business plan effectively offering the same type of services that Electrolinks intends to offer. A multitude of competitors using the same technology to offer the same products as Electrolinks could have an adverse effect on future growth.

Dependence on licensed technology and third party service providers.

Electrolinks relies on a limited number of manufacturers as well as service providers to offer BPL services, which reliance reduces the level of control we have over our operations and exposes it to significant risks such as inadequate capacity, late delivery, substandard quality and higher prices, all of which could adversely affect business. If Electrolinks’ suppliers or services providers are unable to provide products or services in the volumes needed or at an acceptable price, Electrolinks would have to identify and qualify acceptable replacements from alternative sources of supply. If Electrolinks was unable to obtain products or services in a timely fashion, it would likely not be able to meet customer demand. Any disruption of either product procurement or services could adversely affect Electrolinks’ operations.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. These statements relate to future events, future financial performance or projected business results and involve known and unknown risks and uncertainties. Actual results may differ materially from those expressed or implied by these statements. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will” or other similar words. The following list identifies some of the factors that could cause actual results to differ from those expressed or implied from the forward-looking statements:

▪	our anticipated financial performance and business plan;

▪	the sufficiency of existing capital resources;
▪	our ability to raise additional capital to fund cash requirements for future operations;
▪	uncertainties related to our future business prospects;
▪	our ability to generate revenues to fund future operations;
▪	the volatility of the stock market; and
▪	general economic conditions.

The Corporation’s forward-looking statements are based on management's beliefs and assumptions extracted from information available to management at the time the statements are made. Management cautions you that assumptions, beliefs, expectations, intentions and projections about future events may, and often do, vary materially from actual results. Therefore, actual results may differ materially from those expressed or implied by the forward-looking statements.

PROPOSAL 1

APPROVAL OF AN AMENDMENT TO CHANGE THE CORPORATION’S NAME

On September 18, 2007 our board of directors approved an amendment to article one of our articles of incorporation to change the name of the Corporation from “High End Ventures, Inc.” to “Electrolinks International Corp.” to mirror the business identity of Electrolinks and reflect our anticipated new business focus.

The name change will be effected by amending our articles of incorporation to delete Article I in its entirety, providing for a new Article I. The full text of the proposed amendment is as follows:

“ARTICLE ONE.  (NAME)

The name of the corporation is:	ELECTROLINKS INTERNATIONAL CORP.”

If this proposal is approved by the stockholders at the Special Meeting, the Corporation will file an amendment to the articles of incorporation for the purpose of effecting the name change. The name change will become effective on or after ____________, 2007, subsequent to the filing of the amendment to the Corporation’s articles of incorporation with the Colorado Secretary of State.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting, assuming a quorum is present.. Approval of the name change also requires the approval of the other two proposals presented to our stockholders for consideration. Broker non-votes are counted solely for the purpose of determining a quorum. Abstentions will have the same effect as a vote against this proposal.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION AND APPROVAL OF THE PROPOSED AMENDMENT TO THE CORPORATION'S ARTICLES OF

INCORPORATION TO CHANGE THE CORPORATION’S NAME FROM “HIGH END VENTURES, INC.” TO “ELECTROLINKS INTERNATIONAL CORP.”

PROPOSAL 2

APPROVAL OF THE BUSINESS COMBINATION AGREEMENT AND AMALGAMATION AGREEMENT

On September 18, 2007, our board of directors approved the execution of a Business Combination Agreement and an Amalgamation Agreement with Electrolinks, subject to stockholder approval that would cause us to acquire Electrolinks. We have been seeking to identify a business opportunity that might bring value to our stockholders and believe that Electrolinks’ business is such an opportunity.

If this proposal is approved by our stockholders at the Special Meeting, the Corporation will close the Agreements with Electrolinks by issuing 21,584,183 shares of common stock, par value $0.001, to the stockholders of Electrolinks, in exchange for 100% of the shares of Electrolinks through an amalgamation of Power Grids, our wholly owned subsidiary, and Electrolinks.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting, assuming a quorum is present. Approval of the Agreements also requires the approval of the other two proposals presented to our stockholders for consideration.. Broker non-votes are counted solely for the purpose of determining a quorum. Abstentions will have the same effect as a vote against this proposal.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVING

THE BUSINESS COMBINATION AGREEMENT AND THE AMALGAMATION AGREEMENT.

FURTHER INFORMATION REGARDING PROPOSAL 2

Proposal 2 concerns the Corporation’s proposed acquisition of 100% of Electrolinks pursuant to the Agreements.

THE ACQUISITION

On September 18, 2007, the Corporation executed the Agreements, which provide for an amalgamation of Power Grid, a wholly owned subsidiary of the Corporation and Electrolinks pursuant to a stock exchange that would result in our acquisition of Electrolinks, subject to each party’s satisfaction of certain conditions precedent to the acquisition.

Our board of directors has approved the execution of the Agreements and determined that the Corporation’s stockholders should consider whether to approve the Agreements and authorize management to close the transaction subject to the given terms and conditions provided. The consummation of the Agreements will cause Electrolinks to amalgamate with our wholly owned subsidiary Power Grid, which subsidiary would then focus on becoming a Full Service Broadband over Power Line (“BPL”) based telecommunications integrator intent on offering “Smart Grid” BPL products from various vendors to electrical utilities and to buildings with multiple dwelling units. BPL is a technology that delivers high-speed data over existing electric power delivery networks and is an alternative means of providing high-speed Internet access, voice over Internet Protocol (“VOlP”), and other broadband services, using existing medium and low-voltage power lines to reach customers’ homes and businesses.

We have issued no securities in connection with the intended acquisition. Should the Corporation’s stockholders approve all three proposals presented in this proxy statement, the consummation of the acquisition of Electrolinks would result in an immediate dilution of approximately 57.7% to our existing stockholders.

The Agreements

Subject to the terms and conditions of the Agreements, the Corporation will acquire 100% of the outstanding ownership or right to ownership of Electrolinks through the amalgamation of Power Grid and Electrolinks.

The Amalgamation Agreement

The Amalgamation Agreement is dated September 18, 2007. Due to considerations relevant to the structure of the anticipated transaction in accord with the Canada Business Corporations Act and the Business Corporations Act (Ontario), the Corporation formed Power Grid solely for the purpose of amalgamating with Electrolinks. The Amalgamation Agreement provides for the following actions:

(a)	to amalgamate Power Grid and Electrolinks;
(b)	to exchange two Electrolinks shares for one share of the Corporation;
(c)	to exchange shares of Power Grid with the Corporation on a one for one basis for each share issued by the Corporation to acquire Electrolinks shares; and
(d)	to continue the business of Electrolinks through Power Grid.

Business Combination Agreement

The Business Combination Agreement dated September 18, 2007 anticipates the amalgamation of Electrolinks and Power Grid, entitling each stockholder of Electrolinks to one share of the common stock of the Corporation in exchange for two shares of the common stock of Electrolinks up to an aggregate of 21,584,183 shares of the Corporation for 43,168,366 shares of Electrolinks. Our shares will be exchanged for the Electrolinks shares pursuant to the securities transaction exemptions afforded by Regulation S of the Securities Act of 1933, as amended.. We will not issue fractional shares. Rather, we will round fractional shares, if any, up to the next whole share.

Closing of the Agreements

In the event that the acquisition of Electrolinks is approved by our stockholders and the stockholders of Electrolinks, the closing of the Agreements will take place as soon as is practicable at the offices of the Electrolinks, following the Special Meeting.

Conditions Precedent to Closing the Agreements

The closing of the Agreements depends on the satisfaction or waiver of a number of conditions, including:

Stockholder approval of the Agreements

The Agreements require that our stockholders and those of Electrolinks approve the terms and conditions of the proposed transaction, each within its own regulatory framework. The purpose of this proxy statement is to present the Agreements and those proposals incumbent on the Corporation for the consideration of our stockholders.

Stockholder approval of a name change

The Agreements require that our stockholders vote to amend our articles of incorporation to change the name of the Corporation to “Electrolinks International Corp.” to reflect the business operations of Electrolinks.

Stockholder election of a new board of directors

The Agreements require that our stockholders elect two new members to the board of directors familiar with the business operations of Electrolinks. The new board members would assume their responsibilities only if the other proposals presented to the stockholders for consideration are approved. In the event that the other proposals presented in this proxy statement are approved, the individuals elected would assume their responsibilities to the Corporation as directors on the closing date of the Agreements.

The receipt and provision of closing documentation and securities on the closing date

The Agreements require the receipt and provision of certain closing documentation and securities on the closing date. The Corporation would have to provide to the stockholders of Electrolinks an aggregate of 21,584,183 shares, distributed as detailed in the Agreements attached to this proxy statement, in exchange for a 100% interest in Electrolinks effected through the amalgamation of Power Grid, our wholly owned subsidiary and Electrolinks. The Corporation and Electrolinks would further be required to provide each other a closing certificate certifying the accuracy of the representations provided by both parties and board of directors’ resolutions approving the transaction. The management of Electrolinks would also have to provide us with special shareholder resolutions approving the transactions while each Electrolinks stockholder would have to provide us with transmittal letters that attest to compliance with the securities laws of the United States in addition to customary investor representations.

Representations and Warranties within the Agreement

The Corporation and Electrolinks represent and warrant a number of conditions within the Agreements, including the following:

▪	all of the parties have the requisite authority to execute the Agreements;
▪	no parties have any legal conflicts;
▪	the Corporation is in compliance with all filings with the Securities and Exchange Commission; and

▪	the Corporation and Electrolinks will go about their business in an ordinary fashion until the anticipated closing of the Agreement.

Interests of Our Executive Officer and Directors in the Agreement

Our sole executive officer and director, Nadir Walji, owns no shares of the Corporation and will receive no shares of the Corporation in the event the acquisition of Electrolinks closes. Therefore his interest in the acquisition of Electrolinks may be different from yours.

Change of Control

In the event that our stockholders approve the acquisition of Electrolinks, our present stockholders’ shares will be diluted by the issuance of 21,584,183 shares, which dilution will constitute a change of control since the Corporation’s current stockholders will retain approximately 42.3% of the outstanding shares while the stockholders of Electrolinks will acquire approximately 57.7% of the Corporation’s outstanding common.. Further, the Agreements stipulate that the closing of the transaction will cause us to elect two new individuals as directors nominated by the management of Electrolinks, for a total of three directors. The election of two new directors to our board of directors would be considered a change of control.

The Consideration Offered to Stockholders

There is no consideration being offered to our stockholders in connection with the acquisition of Electrolinks.

The Reasons for Engaging in the Agreements

Since the discontinuation of our mining efforts, the Corporation has been seeking to identify a business opportunity that might bring value to our stockholders. The Corporation’s board of directors believes that the growth prospects for the application of BPL technology is tremendous and therefore the acquisition of Electrolinks is a suitable business opportunity on which to focus the Corporation’s business.

The Vote Required for Approval of the Agreements

When a quorum is present, the voting requirement to approve each of the proposals is the affirmative vote of a simple majority of the shares entitled to vote on the matters that are presented at the Special Meeting.

The record date for purposes of determining the stockholders entitled to vote is November __, 2007. As of the record date, we have 15,850,000 shares of common stock issued and outstanding that is entitled to vote on whether or not to approve the Agreements, with each share of common stock entitled to one vote.

The sole director of the Corporation, who holds no shares of common stock, encourages our stockholders to vote “for” approval of the Agreements.

Material Differences in the Rights of Security Holders as a Result of Closing the Agreements

There would be no material differences in the rights of security holders as a result of the acquisition of Electrolinks.

Accounting Treatment of the Agreements

Since the stockholders of Electrolinks would become the majority stockholders of the Corporation as a result of the acquisition, Electrolinks is considered the acquirer for accounting purposes so this transaction would be accounted for as a reverse acquisition or recapitalization of Electrolinks in accordance with U.S. generally accepted accounting principles.

The Federal Income Tax Consequences of the Agreement

Our stockholders would not recognize a gain or loss as a result of closing the Agreements as each would hold the same number of shares of our common stock after the exchange as they held before the exchange.  The acquisition would not affect the adjusted bases and holding periods of the shares of our common stock held by the Corporation’s stockholders.

In addition, the Corporation would not recognize any gain or loss as a result of the acquisition as the valuation of Electrolinks’ shares would be deemed equivalent to the valuation of the Corporation’s shares.

REGULATORY APPROVALS

No material federal or state regulatory requirements must be complied with or approvals obtained in connection with the proposed acquisition of Electrolinks.

REPORTS, OPINIONS, APPRAISALS

The board of directors of the Corporation has received no reports, opinions, or appraisals with regard to the transaction.

PAST CONTRACTS, TRANSACTIONS OR NEGOTIATIONS

Finder’s Fee Agreement

The Finder’s Fee Agreement entitles Valor to a finder’s fee in shares of the Corporation’s common stock equivalent to seven percent (7%) of that number of common shares issued as consideration for concluding a transaction with any given business opportunity introduced to the Corporation by Valor. Since Valor introduced the Corporation to Electrolinks it is entitled to receive 1,510, 893 shares of our common stock within ten (10) business days of closing the Agreements.

Securities Exchange Agreement and Plan of Exchange

On October 23, 2006 the Corporation and Electrolinks entered into a Securities Exchange Agreement and Plan of Exchange, as anticipated in a letter of intent dated September 21, 2006, that was intended to cause us to acquire Electrolinks as a wholly owned subsidiary in exchange for an aggregate of 20,500,000 shares, stockholder approval, and the satisfaction of certain conditions. Subsequent to stockholder approval of the transaction on December 19, 2006, we were advised by Electrolinks that the share exchange mechanism for acquiring Electrolinks that had relied on a Canadian securities exemption from compliance with take-over bid requirements was not available due to the number of Electrolinks shareholders.

Alternatively, the only practical structure available was a three-cornered amalgamation whereby Electrolinks would amalgamate or merge with a wholly owned subsidiary of the Corporation. On amalgamation 100% of the shares of Electrolinks would be automatically exchanged by operation of law for shares of the Corporation. Electrolinks shareholders would then be required to physically surrender their stock certificates and provide a transmittal letter that would represent compliance with U.S.

securities laws in order to receive certificates for their shares of the Corporation. The amalgamation would need to be approved by a special resolution of at least 66?% of the votes cast at a special meeting of the shareholders of Electrolinks by the shareholders entitled to vote. Electrolinks shareholders not wishing to participate in the transaction would be entitled to dissenter’s rights. The parties decided to proceed with the alternative structure and on September 18, 2007 mutually agreed not to proceed with the Securities Exchange Agreement and Plan of Exchange on September 18, 2007. No penalties attached to either party as a result of the termination of the agreement.

The principal differences between the Securities Exchange Agreement and Plan of Exchange and the Agreements are as follows:

▪

The Securities Exchange Agreement and Plan of Exchange intended that the Corporation acquire Electrolinks as a wholly owned subsidiary whereas the Agreements intend that Electrolinks amalgamate with Power Grid a wholly owned subsidiary of the Corporation formed entirely for the purposes of the transaction due to the legal considerations discussed above.

▪

The Securities Exchange Agreement and Plan of Exchange intended that an aggregate of 20,500,000 shares of the Corporation’s stock be issued to the shareholders of Electrolinks whereas the Agreements intend that 21,584,183 shares of the Corporation’s stock be issued to the shareholders of Electrolinks as during the interim period between the execution of the Securities Exchange Agreement and Plan of Exchange and the execution of the Agreements Electrolinks issued additional shares.

▪

The Securities Exchange Agreement and Plan of Exchange intended that the shareholders of Electrolinks would exchange their shares for shares of the Corporation whereas the Agreements intend that the mechanism used by the Corporation to acquire Electrolinks would be one of amalgamation and continuance through the Corporation’s wholly owned subsidiary due to the legal considerations discussed above.

▪

The Securities Exchange Agreement and Plan of Exchange intended that the Corporation would appoint three individuals nominated by Electrolinks to our board of directors on the closing date of the agreement whereas the Agreements intend that the Corporation’s stockholders vote to elect two individuals nominated by Electrolinks to our board of directors to take effect on the closing date of the Agreements in deference to our stockholders.

▪

The Securities Exchange Agreement and Plan of Exchange did not intend to register any of the Corporation’s stock to be issued to the shareholders of Electrolinks whereas the Agreements intend that 25% of those shares to be issued to the shareholders of Electrolinks would be registered with the Securities and Exchange Commission on a pro rata basins in the event the Corporation is successful in completing financing in the amount of $5,000,000 within one year of the closing date of the Agreements.

Promissory Notes

The Corporation accepted a series of promissory notes in exchange for funds advanced to Electrolinks between March 5, 2007 and June 18, 2007 in an aggregate amount of $239,221 as of June 30, 2007. Each note bears 10% interest and is due six months from the date of receipt. Electrolinks owed the Corporation a total of $244,033 including interest as of June 30, 2007. The notes, date of execution and principal amount are as follows:

Date	Amount	Due Date
March 5, 2007	$100,000	September 4, 2007
April 10, 2007	$39,221	October 9, 2007
May 1, 2007	$10,000	October 31, 2007
May 25, 2007	$60,000	November 24, 2007
June 18, 2007	$30,000	December 17, 2007

HIGH END VENTURES, INC.

DESCRIPTION OF BUSINESS

Organization

On October 27, 2005, we commenced our business of exploring for precious metals. We conducted initial exploration on our sole property, the Don Mineral Claim, located approximately four miles north of the small town of Youbo, British Columbia and forty miles northwest of the city of Victoria in the Victoria Mining District, British Columbia Canada. Our efforts to determine whether the Don Mineral Claim contained reserves of gold, molybdenum, and/or copper which are economically recoverable did not materialize. The recoverability of amounts from the claim would have been dependent upon the discovery of economically recoverable reserves, confirmation of necessary financing to satisfy the expenditure requirements under the claim agreement and to complete the development of the claim and upon future profitable production or proceeds for the sale thereof. Even if we had completed our exploration programs on the Don Mineral Claim and the programs were successful in identifying a mineral deposit, we would have had to spend substantial funds on further drilling and engineering studies before we knew if we had a commercially viable mineral deposit.

Since our early efforts had not identified any economically recoverable reserves on the Don Mineral Claim, the Corporation entered into a Finder’s Fee Agreement with Valor dated September 15, 2006, for the purpose of assisting the Corporation to find a suitable business opportunity. Valor subsequently introduced the Corporation to Electrolinks.

We are now focused on concluding the acquisition of Electrolinks with the opportunities attendant to providing BPL services and have since abandoned any further precious metals exploration efforts.

The Corporation’s principal executive offices are located at 2610-1066 West Hastings Street

Vancouver, British Columbia, Canada, V6E 3X2, our telephone number is (604) 602-1717 and our facsimile number is (604) 687-6755. The Corporation’s registered statutory office is located at 1210 South Glencoe, Denver, Colorado 80246.

The Corporation’s common stock is currently quoted on the Over the Counter Bulletin Board under the symbol “HEVE”.

Employees

The Corporation is a development stage company and currently has no employees. Our executive officer devotes as much time to the affairs of the Corporation as he deems necessary. Our management uses consultants, attorneys, and accountants to assist in the conduct of the Corporation’s business.

DESCRIPTION OF PROPERTY

The Corporation currently maintains limited office space for which we pay no rent. We do not believe that we will need to obtain additional office space at any time in the near future.

LEGAL PROCEEDINGS

The Corporation is currently not a party to any legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Corporation’s common stock is quoted on the Over the Counter Bulletin Board, a service maintained by the National Association of Securities Dealer, Inc. under the symbol, “HEVE”. Trading in the common stock over-the-counter market has been limited and sporadic and the quotations set forth below are not necessarily indicative of actual market conditions. These prices reflect inter-dealer prices without retail mark-up, mark-down, or commission, and may not necessarily reflect actual transactions. Our stock began trading on September 28, 2006, the following table is limited to quarterly high and low bid prices since that date:

YEAR	ENDED	HIGH	LOW
2007	June 30	$2.15	$1.20
2007	March 31	$2.25	$1.97
2006	December 31	$2.40	$1.05
2006	September 30	$1.05	$1.01

Record Holders

As of November __, 2007, there are approximately 12 stockholders of record holding a total of 15,850,000 shares of common stock. The board of directors believes that the number of beneficial owners is substantially greater than the number of record holders because a portion of our outstanding common stock is held in broker “street names” for the benefit of individual investors. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

The Corporation’s preferred stock may have such rights, preferences and designations and may be issued in such series as determined by the board of directors. No shares were issued and outstanding at November __, 2007.

Dividends

The Corporation has not declared any cash dividends since inception and we do not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the board of directors and will depend on the Corporation’s earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Corporation’s ability to pay dividends on its common stock other than those generally imposed by applicable state law.

MANAGEMENT’S PLAN OF OPERATION

This Management's Plan of Operation and Results of Operations and other parts of this report contain forward-looking statements that involve risks and uncertainties. Forward-looking statements can also be identified by words such as “anticipates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to those discussed in the subsections entitled Forward-Looking Statements and Factors That May Affect Future Results and Financial Condition. The following discussion should be read in conjunction with our financial statements and notes thereto included in this proxy statement. All information presented herein is based on our period ended June 30, 2007. Our fiscal year end is September 30.

General

Our plan of operation over the next year, subject to closing the acquisition of Electrolinks, is to focus on Electrolinks’ business model. Electrolinks is focused on becoming a Full Service Broadband over Power Line (“BPL”) based telecommunications integrator that intends to offer “Smart Grid” BPL products from various vendors to electrical utilities and to buildings with multiple dwelling units over any form of existing electrical infrastructure.

Our plan of operation for Electrolinks will require $5,000,000 in funding over the next 12 months. We expect that these funds, to be used primarily in the development of BPL services, will be made available from debt or equity financings tied to our common stock.

Results of Operations

During the nine month period ended June 30, 2007 and the year ended September 30, 2006, our operations were limited to exploration of the Don Mineral Claim for economically viable mineral reserves, finalizing those agreements pertaining to the intended acquisition of Electrolinks, and satisfying continuous public disclosure requirements. Since Electrolinks is in the development stage with no history of generating revenue, we cannot determine whether the Corporation will ever generate revenues from operations.

Net Losses/Income

For the period from inception to June 30, 2007, the Corporation incurred a net loss of $111,310.. Net losses for the nine month period ended June 30, 2007 were $61,786 as compared to $34,006 for the nine months ended June 30, 2006. The Corporation’s net losses in the current nine month period are attributable to general and administrative expenses. General and administrative expenses include financing costs, accounting costs, consulting fees, leases, employment costs, professional fees, and costs associated with the preparation of disclosure documentation. We did not generate any revenues during this period.

The Corporation expects to continue to incur losses through the year ended 2007

Income Tax Expense (Benefit)

The Corporation has a prospective income tax benefit resulting from a net operating loss carryforward and start up costs that will offset any future operating profit.

Impact of Inflation

The Corporation believes that inflation has had a negligible effect on operations since inception.

Capital Expenditures

The Corporation expended no significant amounts on capital expenditures for the period from inception to June 30, 2007.

Liquidity and Capital Resources

As of June 30, 2007, the Corporation had $257,988 current assets.. Net stockholders' deficit in the Corporation was $47,810 at June 30, 2007. The Corporation is in the development stage and, since inception, has experienced significant changes in liquidity, capital resources and stockholders’ equity.

Cash flow used in operating activities was $52,931 for the period from inception to June 30, 2007. Cash flow used in operating activities for the nine month period ended June 30, 2007 was $20,907 as compared to $17,008 for the nine months ended June 30, 2006. The increase in cash flow used in operating activities in the current nine month period was due primarily to a decrease in net losses.

Cash flow used in operating activities was $37,024 for the period from inception to September 30, 2006.. During our fiscal year 2006, cash flow used in operating activities was $32,024..

Cash flow provided by financing activities was $311,107 for the period from inception to June 30, 2007.. Cash flow provided by financing activities for the nine month period ended June 30, 2007 was $260,107 as compared to $40,000 for the nine months ended June 30, 2006. Cash flow provided by financing activities in the current nine month period can be attributed to a loan payable.

Cash flow provided by financing activities was $51,000 for the period from inception to September 30, 2006. During our fiscal year 2006, cash flow provided from financing activities was $40,000.

Cash flows used in investing activities was $244,221 for the period from inception to June 30, 2007. Cash flows used in investing activities for the nine month period ended June 30, 2007 was $239,221 as compared to $5,000 for the nine months ended June 30, 2006. Cash flows used in investing activities in the current nine month period can be attributed to a loan receivable principal advance.

Cash flow provided by financing activities was $51,000 for the period from inception to September 30, 2006. During our fiscal year 2006, cash flow provided from financing activities was $40,000..

The Corporation’s current assets are insufficient to conduct our plan of operation over the next twelve (12) months and we will have to seek debt or equity financing to fund operations. The Corporation has no current commitments or arrangements with respect to, or immediate sources of funding. Further, no assurances can be given that funding, if needed, would be available or available to the Corporation on acceptable terms. The Corporation’s stockholders would be the most likely source of new funding in the form of loans or equity placements though none have made any commitment for future investment and we have no agreement formal or otherwise. The Corporation’s inability to obtain funding would have a material adverse affect on our plan of operation.

The Corporation has no current plans for the purchase or sale of any plant or equipment.

The Corporation has no current plans to make any changes in the number of employees.

Off Balance Sheet Arrangements

As of June 30, 2007, the Corporation has no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to stockholders.

Critical Accounting Policies

In the notes to the audited consolidated financial statements for the year ended September 30, 2006 included in the Corporation’ Form 10-KSB, the Corporation discusses those accounting policies that are considered to be significant in determining the results of operations and its financial position. The Corporation believes that the accounting principles utilized by it conform to accounting principles generally accepted in the United States of America.

The preparation of financial statements requires management to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. By their nature, these judgments are subject to an inherent degree of uncertainty. On an on-going basis, the Corporation evaluates its estimates. The Corporation bases its estimates on historical experience and other facts and circumstances that are believed to be reasonable, and the results form the basis for making judgments about the carrying value of assets and liabilities. The actual results may differ from these estimates under different assumptions or conditions.

Stock-Based Compensation

On January 1, 2006, we adopted SFAS No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method. We use the Black-Scholes-Merton (“BSM”) option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation. We have elected the modified prospective transition method as permitted by SFAS No. 123R and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006, the first day of our fiscal year 2006. Stock-based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123.

Prior to the adoption of SFAS No. 123R, we measured compensation expense for our employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25. We applied the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No. 25, when the exercise price of the Corporation’s employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized.

We account for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force (“EITF”) in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140”, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Corporation’s future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Corporation’s future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”.. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007.. The adoption of this statement is not expected to have a material effect on the Corporation's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Corporation's future reported financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”

SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Corporation is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on our financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007.. The Corporation is currently assessing the impact of SFAS No. 159 on our financial position and results of operations.

Going Concern

Due to the uncertainty pertinent to the Corporation’s ability to meet our current operating expenses and the capital expenses noted above, in their report on the annual financial statements for the year ended September 30, 2006, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. The Corporation’s financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

The Corporation’s ability to continue as a going concern is subject to our ability to realize a profit and/or obtain funding from outside sources. Management’s plan to address our ability to continue as a going concern, include: (a) obtaining funding from private placement sources; (b) obtaining additional funding from the sale of the Corporation’s securities; and (c) obtaining loans and grants from various financial institutions, where possible. Although management believes that we will be able to obtain the necessary funding to allow us to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful.

THE ELECTROLINKS CORPORATION

DESCRIPTION OF BUSINESS

Organization

Electrolinks was incorporated under the Business Corporations Act (Ontario) by articles of incorporation dated March 23, 2004 and continued pursuant to the Canada Business Corporations Act by articles of continuance dated April 29, 2004. Electrolinks’ registered office and principal place of business is located at 151 Bloor St. West, Toronto, Ontario M5S 1S4. Electrolinks’ telephone number is (416) 850-8881, its facsimile number is (416) 850-8882..

Business

Electrolinks intends to become a Full Service Broadband over Power Line (“BPL”) based telecommunications integrator that will offer “Smart Grid” BPL products from various vendors to electrical utilities and to buildings with multiple dwelling units. BPL is a technology that delivers high-speed data over existing electric power delivery networks and is an alternative means of providing high-speed Internet access, voice over Internet Protocol (“VOlP”), and other broadband services, using existing medium and low-voltage power lines to reach customers’ homes and businesses.

Power lines have sufficient capacity to transmit data as well as power. In fact power lines have been used to carry data for many years using a rudimentary technology that allowed delivery of low-speed data over short distances. In recent years the technology has been refined to the point that it now supports the efficient transmission of high-speed data over very long distances.

BPL has distinct advantages over broadband technologies such as DSL and cable in that it relies on the existing electrical infrastructure so deployment costs are low and it has greater bandwidth delivery potential. The industry appears to have reached a “tipping point” in that there is a clear momentum driving utilities, governments and the public to give the product a try.

In addition to the electrical utility applications, businesses, whether small or large, now require high speed Internet access. In response to the demand for this service, the major telephone and other associated companies have built large fiber optic networks that span North America and much of the world. Old buildings and existing residential subdivisions do not have modern fiber optic or other wiring which are able to give access to the high speed networks without the installation of new wiring, the cost of which is prohibitive. The distance between the end user located in the areas not now served by or able to access the high speed network is often called the “last mile” and until now there has been no effective technology for economically making this connection.

The ability to access the high speed network over electrical wiring would be a solution and for many years there has been ongoing research to use the electrical wiring for this purpose. This is called “broadband over powerlines” or BPL. A method for sending Internet and telephone data at high speeds over electrical lines and wiring over long and short distances has now been perfected.

Public utilities own and operate the power grid and can use electrical wiring for power line communications with minimal upgrade costs. Older buildings and facilities obtain the same benefits through the use of the electrical wiring already present in providing internal high speed Internet and telephone access.

Examples of Electrolinks’ solutions are the following:

▪	Utilities with the last-mile solution allowing them to extend their fiber networks to residential and commercial customers over the electrical grid at low deployment costs.
▪

Utilities with a means to deploy automated-meter reading services, to address the need for real-time data in order for them to manage energy consumption. The Ontario government has proposed that utilities should be proactive in controlling electrical consumption during peak hours to avoid blackouts.

▪	Broadband access technology (high-speed Internet, telephone/voice, movies-on-demand, video conferencing).
▪	Hydro utilities and service providers with the control and management of data on the BPL network.
▪	Consulting and training services to BPL clients.
▪	Traditional telecom companies (such as Bell and Rogers) with the ability to access customers that could not previously be reached due to high deployment and support costs.
▪

Hydro utilities with alternate revenue sources by offering their clients additional services such as high-speed Internet, voice and data, and smart home services (data-enabled appliances and automated meter reading).

▪

Residential and commercial developers with a low cost alternative to enabling data communication for every electrical outlet within new and existing developments. BPL will provide the foundation for smart-home networking.

Smart Metering. Smart meters allow electricity users to choose to lower their electricity bills by shifting their usage to lower cost periods. Such activity by users is increasingly seen by policy makers as a key part of a plan for addressing the nation's electricity needs. Additionally, when a smart meter is used, additional benefits in areas such as outage detection and restoration can be realized, making the meter a key component of a utility's efforts to address blackouts and storm- related outages.

“Smart meters” are an advanced measurement and control technology that accurately measures how much electricity is used and when. They are a key technology for “peak management,” which provides the business case (justification) for their implementation. Smart metering technologies also provide advanced billing capabilities, outage notification, and can link meters to other conservation and electricity demand management programs. These benefits can also contribute to Government objectives to reduce emissions, keep energy prices competitive, and to encourage electronic trading.

The simplest form of smart metering is a display meter which allows consumers to monitor consumption in money terms rather than kWh. It can be combined with a keypad or smart card reader which could link to prepayment systems thereby potentially reducing costs and the higher tariffs currently offered to prepayment meter customers.

In Ontario, Canada, we will be concentrating on the Smart Meter reading applications in approaching Utilities. The market was opened up in Europe by the decision in Sweden to require monthly readings of all electricity meters from 2009, and it is worth noticing that many of the leading power utilities in the neighboring Nordic countries have voluntarily decided to introduce AMR on a large scale for its business benefits.

BPL Products and Services. The following is a brief summary of Electrolinks’ products:

▪

BPL Access Masters - These BPL network devices are similar to traditional network routers offered by CISCO, NORTEL and LUCENT. The BPL Access Master distributes the data signal over mid to low voltage lines (16KV to 100 volts). One BPL Access master can support up to 200 end users.

▪

BPL Access Modems - These BPL network devices send/receive, interpret and encrypt data to and from the BPL network. A customer would use the modem between a BPL-enabled electrical outlet and its PC/laptop.

▪

BPL Software - BPL is an application server that was designed to specifically work with BPL networks for network management, access and operations. In addition, BPL performs billing, invoicing, price plan development, and customer BPL management.

The BPL application is commercially ready for sales demonstration and production deployment. Electrolinks’ research and development and product marketing team are currently working onBPLMX (Multimedia) that is expected to handle all voice, video conferencing and video-on-demand applications. This software application provides a host of features to allow service providers (i.e. utilities) to collect, bill and manage real-time BPL data and users. Collection and management of automated-meter reading data on the BPL network will enable utilities to implement commercial and residential energy management programs, during peak hours to avoid blackouts..

Electrolinks’ also provides support, training and a subscriber portal. Electrolinks follows a best of breed support procedure to assist its clients. Electrolinks provides local technicians to resolve issues on the client site. To further expand the local coverage, Electrolinks has defined an outsourcing program to train third party technicians to handle issues on a per call basis.

Raw Material. Electrolinks does not rely on any one or more raw materials or raw material suppliers for the normal course of business.

Customers. Electrolinks currently does not rely on one or a few customers to continue business nor does Electrolinks believe such a dependency will evolve in the future for Electrolinks. Current and potential customers include:

▪	Electrical utility companies that require BPL for their own power network management.
▪	General use applications such as multi-occupant residences, businesses, office buildings, schools and universities, to provide basic service or as a revenue generator for the building owner.
▪	Hotels- for fast economically favourable rollout of Internet access offerings to guests as a revenue generator, at low capital cost.
▪	Any location world-wide with limited telecom infrastructure, through Satellite link.

Competition

Electrolinks faces competition primarily in two areas:

▪	Existing broadband/data/voice providers, such as Bell, Rogers and Primus.
▪	Emerging BPL providers.

Electrolinks has developed a number of integrated solutions for the targeted client markets, which will compete with existing communications solution providers. As such, there are a number of existing competitors in each of Electrolinks’ target markets.

Electrolinks’ principal competitors in hardware manufacturing and providing solutions in the BPL equipment vendor space have significant stockholders (i.e., CON EDISON and CISCO) and have access to capital.

There are four major barriers to entering the growing demand for broadband:

▪	BPL is a new broadband alternative making a debut in North America where equipment costs are slightly higher than traditional DSL equipment.
▪

Misconceptions about BPL being an unreliable broadband alternative. This primarily has to do with the lack of current BPL knowledge and education. This is mainly because early BPL development in the 1980s was too costly and ineffective. Great strides have been made in advancing the technology as a commercially ready solution.

▪	Utility alignment with BPL as an alternative telecommunication channel must align with existing and future CRTC telecommunication rulings.
▪	Utilities have deep pockets to fund this technology; however, they ten to be very conservative and risk-sensitive.

Marketability

The demand on the part of utilities to manage their network in real time in order to deliver a more reliable power supply cost effectively is becoming more and more critical. BPL offers the utilities the most efficient and cost effective way to manage their networks. Electrolinks is poised to take advantage of this tremendous business opportunity.

The supply of broadband Internet access has become a multi-billion dollar industry. Both home and business have a need and requirement for fast and dependable internet access for uses and applications which are increasing in number and type, such as “smart appliances”, “smart meter reading”, video-on- demand and internet telephony services. Power line systems can provide high speed access for rural (mid-voltage) and “in-building” (low-voltage) broadband distribution.

The high cost of installing wiring to use traditional telecommunication equipment has drastically slowed the growth of data communication access. Therefore, the Government of Canada has mandated that each province pursue a technology “reach” program. In Ontario and Alberta, the program is called SUPERBUILD; in British Columbia the program is call the DIGITAL DIVIDE. The objective of these programs is to provide broadband data communication access to rural and remote communities through economically viable technologies.

The Government of Canada has stated that the above objective and the following policy objectives of The Telecommunications Act must both be met:

▪	Safeguard, enrich and strengthen the social and economical fabric of Canada and its regions
▪	Render reliable and affordable telecommunications of high quality accessible to Canadians in both urban and rural areas.

For governments, a high speed data infrastructure is crucial for achieving socio-economic development goals. For instance, South Korea and Hong Kong, upon the introduction of broadband networks, found that telecommunication expenditure as a percentage of gross domestic product grew up to three times faster in the last ten years than the global average. Broadband can also facilitate the provision of public services, such as e-learning, telemedicine and e-government.

For telephone companies and utility providers, broadband offers a route to provide a new source of income if it could be provided by them to their customers. In South Korea, the average revenue per broadband user is up to seven times higher than for a narrowband user. Worldwide, the broadband market was estimated by Ernst & Young/Cap Gemini (2001) to be some US$22 billion in 2002.

The Government of Canada’s goal through ensuring universal broadband access is to stimulate economic growth in low or underdeveloped rural and urban communities. The cost challenge has until now remained the biggest hurdle.

For consumers, broadband makes possible a much wider and richer range of applications. Faster access to richer information and the “always-on” nature of broadband are an attraction for users. In a user survey in Japan, 70% of users reported that broadband had increased their usage of the internet. In Iceland, some 40 foreign television channels are broadcast over the broadband network, greatly increasing the choice of services available.

The need in Canada (as mandated by the federal government) is to reach 70% of Canadian communities that has meager telecom support today. By providing this communication enhancement at a reasonable cost, communities can greatly increase their economic vitality through the development, sustenance and retention of valuable human resources.

Public utilities are universally in need of new sources of revenue. The electrical power grids which they own, maintain and operate can now, with BPL, be used to provide high speed Internet access and telephone services. BPL is leading the way as an additional revenue source.

Target Markets

BPL uses the existing hydro lines to distribute both voice and data transmission. Traditional telecom systems (whether fiber or old style copper) can easily be integrated to power line communications, effectively extending the telecom system for distribution over the hydro grid. BPLis the first technology, combining:

▪	Broadband up and downstream capacity
▪	Existing power grid infrastructure.
▪	Smart Grids
▪	Utility Applications
▪	Integration into existing telecom carrier systems.

Through market segmentation, several power line communication client markets naturally emerge based on need:

▪	Electrical utilities need to manage their network efficiently and possibly provide broadband services to residential and commercial customers;
▪	Residential apartments, condominiums, businesses, hotels and convention centers’ need to provide more efficient and economic internet and VOIP services;

According to the research firm In-Stat/MDR, while it is expected that the connected community market will be approached more cautiously in the next several years, this does not necessitate a lack of growth in the market. Over the next five years, the percentage of connected “greenfield” (outlying rural community) homes built is expected to increase from 11% in 2002 to 61% in 2006. As a model for community development, the connected community concept will continue to have an increasingly dominant role in future “greenfield” developments.

The fundamental driving forces, which gave birth to the connected community concept in 1997, will continue to fuel its growth in future years. As in the past, growing use of broadband services in the home will drive the market. It will also be driven by the emergence of lower cost technologies for bundled service deployment, such as VDSL (very high-speed digital subscriber lines) and PON (passive optical networks, also known as FTTH (fiber-to-the-home)). Many developers have already realized the value that an advanced broadband service offering can bring to their development and it is these developers that will set the pace for others to compete against.

With the fast implementation and low BPL deployment costs, BPL is able to deliver community broadband:

To strengthen local economies – for example, by using multimedia web sites and on-line purchasing systems to sell products and services based on the community’s unique attributes and comparative advantages to regional, national and global markets.

To improve local health care – for example, by using video conferencing facilities that would allow local medical staff to diagnose illness and treat patients in real-time consultation with health care specialists.

To make new learning opportunities available – for example, through on-line video forums linking rural and remote schools from the different regions of Canada.

Based on the Statistics Canada 2002 Census Report almost 70% of the communities in Canada are un-served. In Canada, the BPL Community Access Solutionhelps to align with the Canadian Federal Broadband Program 2002 objectives as follows:

▪

All Canadian communities should be linked to national broadband networks via high-capacity, scalable transport links capable of supporting an aggregate of 4.5 Mbps symmetrical service to each end user, as well as higher bandwidths to institutions.

▪	Access to broadband in First Nation, Inuit, rural and remote communities should be available at a reasonably comparable price to that charged in more densely populated areas.
▪

The local broadband access infrastructure should be extended to the community’s public facilities, including every public learning institution, public health care facility, public library and other designated public access point.

▪	The local broadband access infrastructure should also be extended to local business and residential users, for example, by leveraging broadband infrastructure serving public facilities.

Through the use of dark fiber solutions and backbone like satellite broadband, to bring broadband signals to the remote communities, BPL solution delivers a true last mile, last meter distribution of the data channel to residential and commercial properties. Through the provisioning of broadband access to each community, BPL broadband to the education and health sectors aligns with the federal and provincial mandate to enable delivery of metropolitan education and health services to all Canadian communities.

The Government of Canada has estimated that educational infrastructure spending is currently $2.6 billion per year. The effectiveness of this spending must align with data technology that is reliable and scalable to bring educational and healthcare services to the 70% of communities in Canada which are unserved.

Globally, a growing number of hotels are deploying “in-building” networks that reach 100% of their guestrooms. New hotels are especially predominant in introducing this type of deployment, but older hotels are also considering 100% deployment models. Since 100% deployment is in the early stages, these are the naturally emerging hospitality models:

▪	Partial implementation (minimum 25-30% room rollout)
▪	Full implementation

In-Stat/MDR reported that by 2006 the market would approach US$286 million in annual equipment revenue. The largest contributor to this market, throughout the forecasted period, will be the North American market, specifically the United States. The strength of the U.S. market is based on:

▪

The characteristics of the U.S. hotel market: there is a large base of hotels in the U.S., with a high percentage of these properties being appropriate for in-room broadband due to size, location, and clientele. In Asia, Europe, and South America, the base of candidate properties is smaller.

▪

Size of the business traveler audience: Over 40% of worldwide business traveler trips occur within North America. As hotel broadband, at least over the next several years, will be driven by business travelers, the North American market will be the strongest region.

In North America, as demand for connectivity increases, hotels are recognizing that many guests are interested in broadband connectivity. Furthermore, as the market moves toward lower price points, and eventually an amenity service offering, and where other services are using the broadband network, it will be important for hotels to deliver a connection to every guestroom, while at the same time keeping broadband deployment and management costs low. BPL meets these business requirements by delivering quick enablement with zero room closure (meaning that a hotel considering broadband for its guests can implement it quickly, offering a valued service and earning new revenue within days).

Multi-Tenant Units/Condominiums. The multi-tenant unit market is the largest of the three target markets, both in terms of service and equipment revenue. This market offers the greatest potential for marketing high value services and, as a result, affords the greatest potential for deployment of high-end, high-cost equipment.

A study conducted by Bell Canada revealed that, in Canada alone, approximately 35% of the population lives in buildings with more than four floors. BPL, as a “no new wires” solution, is attractive from a resource, cost and time to market perspective. The Yankee Group (2001) stated that over 860,000 residential buildings and apartment complexes in the United States, accounting for approximately 60% of all businesses in the U.S., are in multi-tenant unit facilities. Instat/MDR sited a projected growth of broadband equipment sales to be over US$558 million in 2005 (from the current US$184 million). Providing high-speed internet service through this equipment is projected to US$1.8 billion in 2005.

With the pricing of traditional multi-tenant unit and multi-dwelling unit telecom equipment and services being extremely high, there is a constant search for alternative networks that can deliver at or above the current service offerings and at a lower price point. The BPL solution can capitalize on its quick installation methodology and over time deliver multiple services over the existing electrical wiring such as high-speed internet, local and long-distance voice, video and security.

Working through the hydro utilities will allow Electrolinks to capitalize on this market since many of the multi-tenant unit and multi-dwelling unit clients reside on the utilities’ electrical grid.

Governmental and Environmental Regulation

Electrolinks is subject to regulation in the United States by the FCC. FCC rules permit the operation of unlicensed digital devices that radiate radio frequency (RF) emissions if the manufacturer complies with certain equipment authorization procedures, technical requirements, marketing restrictions and product labelling requirements. Differing technical requirements apply to “Class A” devices intended for use in commercial settings and more stringent standards apply to “Class B” devices intended for residential use. An independent, FCC-certified testing lab has verified that Electrolinks’ BPL product line complies with the FCC technical requirements for Class A and Class B digital devices. No further testing of these devices is required and same may be manufactured and marketed for commercial and residential use.

In Europe and other overseas markets, Electrolinks’ products are subject to safety and RF emissions regulations adopted by the European Union (EU) for Information Technology Equipment. In March 2005, Electrolinks received final Conformite Europeene (CE) certification, which is required for Electrolinks to freely market and sell its products within the EU. As a result of the certification, Electrolinks’ products that will be sold and installed in EU countries will bear the CE marking, a symbol that demonstrates that the product has met the EU's regulatory standards and is approved for sale in the EU.

Future products designed by Electrolinks will require testing for compliance with FCC and CE regulations. Moreover, if in the future, the FCC or EU changes its technical requirements, further testing and/or modifications may be necessary.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements and Labor Contracts

Electrolinks currently has no patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts.

Employees

Electrolinks is a development stage company and currently has 9 contract employees. Management also uses consultants, attorneys, and accountants as necessary to assist in the conduct of its business.

DESCRIPTION OF PROPERTY

Electrolinks currently leases office space at 151 Bloor St. W. Toronto, Ontario M5S 1S4. Electrolinks currently occupies approximately 3,500 square feet of designated office space, designed to provide short term/temporary accommodation solution to emerging and growing businesses. The facility allows businesses to lease spaces on a project basis or short-term lease until a more permanent solution can be sought out. Electrolinks believes the ability to expand into these facilities as the business plan is executed, will be adequate for its current requirements.

Electrolinks’ future plans will likely require more permanent additional space as its business plan progresses. If, and when, this should occur, Electrolinks will look into expansion into target markets that will be able to financially support the additional office space and manpower required.

LEGAL PROCEEDINGS

On July 29, 2005, Electrolinks entered into an exclusive supply agreement with a technology partner (the “Partner”), a privately-held corporation based in Toronto, Ontario. On May 25, 2006, pursuant to an action filed against Electrolinks on March 22, 2006, a settlement agreement was entered into to refund $82,620 to the Partner in order to mitigate any potential ongoing litigation of which approximately $18,000 was paid to the partner in December 2006. The amount owed at June 30, 2007 was approximately $71,000 and is reflected in accrued expenses.

Electrolinks is in a commercial arbitration action with a former consultant. The former consultant is claiming unpaid fees in the amount of $118,000 pursuant to a consulting service agreement. Management of Electrolinks believes that the services were not performed and as such Electrolinks does not owe the fees.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock

As of November __, 2007, there are 473 stockholders of record holding a total of 43,168,366 shares of common stock. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

Electrolinks has not declared any cash dividends since inception and does not anticipate paying any cash dividends in the foreseeable future. The payment of cash dividends is within the discretion of the board of directors and will depend on Electrolinks’ earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit Electrolinks’ ability to pay cash dividends on its common stock other than those generally imposed by applicable provincial law.

MANAGEMENT’S PLAN OF OPERATION

This Management's Plan of Operation and Results of Operations and other parts of this report contain forward-looking statements that involve risks and uncertainties. Forward-looking statements can also be identified by words such as “anticipates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. Forward-looking statements are not guarantees of future performance and Electrolinks’ actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to those discussed in the subsections entitled Forward-Looking Statements and Factors That May Affect Future Results and Financial Condition. The following discussion should be read in conjunction with Electrolinks’ financial statements and notes thereto included in this proxy statement.. All information presented herein is based on Electrolinks’ period ended June 30, 2007. Electrolinks’ fiscal year end is December 31.

General

Electrolinks’ plan of operation is to focus on the development of BPL solutions which will require $5,000,000 in funding over the next 12 months. Electrolinks is confident that these funds will be made available from debt or equity financings..

Electrolinks has historically been unable to generate sufficient cash flow from revenues to pursue its business plan and as a result has entered into a series of debt and equity transactions to sustain operations. Despite management’s efforts, Electrolinks can offer no assurance that its operations will ever produce sufficient cash flow from revenues to sustain operations and expects to continue to operate at a loss until such time as revenues from the implementation of its BPL solutions are realized.

Due to insufficient cash flow from revenues Electrolinks entered into a short term loan agreement with Aram Development Corp. on December 19, 2006, to facilitate a loan of $750,000 at 10% per annum. The repayment date for the Aram loan is September 28, 2007. Electrolinks also received financing during the six month period ended June 30, 2007 in the form of a series of promissory notes from the Corporation in the amount of $240,000 and $60,000 from a separate lender. The promissory notes each bear interest at 10% per annum and are due six months following the advance of funds. Electrolinks intends to repay the indebtedness either from revenue or future equity offerings.

Business Strategy

Electrolinks is still in the business development stage and is yet to earn substantial revenues from operations. Electrolinks may experience fluctuations in operating results in future periods due to a variety of factors including, but not limited to:

▪	market acceptance of the Internet and power line communication technologies as a medium for customers to purchase Electrolinks’ products,
▪	Electrolinks’ ability to acquire and deliver high quality products at a price lower than currently available to consumers,
▪	Electrolinks’ ability to obtain additional financing in a timely manner on terms favorable to Electrolinks,
▪	Electrolinks’ ability to successfully attract customers at a steady rate and maintain customer satisfaction,
▪	Electrolinks promotions, branding and sales programs,
▪	the amount and timing of operating costs and capital expenditures relating to the expansion of Electrolinks’ business, operations and infrastructure, and the implementation of marketing programs,
▪	key agreements and strategic alliances,
▪	the number of products offered by Electrolinks,
▪	the number of returns experienced by Electrolinks, and
▪	general economic conditions specific to the Internet, power-line communications, and the communications industry.

Given the unique nature of the BPL technology and its limited market penetration to date in North America, there is a need to establish a strong commercial presence and associated branding. As such, Electrolinks has established a multi-tiered market entry and growth plan incorporating the following key actions:

1.	Establish an Initial BPL Foothold

It is critical to gain a commercial presence for BPL in North America and, in particular, a presence associated with Electrolinks. Currently, Electrolinks is leveraging several existing relationships in the hospitality market to deploy a commercial BPL installation (at minimum) in the next three months. In addition, Electrolinks is working with hydro utilities and native reservations to implement BPL as a demonstration technology.

2.	Establish Electrolinks’ BPL Center of Excellence

A key element of Electrolinks’ strategy is to establish a North American BPL Center of Excellence. The Center of Excellence will focus on the following functions:

▪	Testing and qualifying facility for the North American use of BPL technology.
▪	Demonstration lab for the presentation of BPL to customers, government and the media.
▪	Training center for BPL for North America.

In addition, Electrolinks is working with the U.S. based BPL Association in an effort to help establish a

BPL Association of Canada with Electrolinks as one of the founding members. These actions are intended to establish Electrolinks as a key player and thought leader in the evolving North American BPL market.

3.	Build out Utilities Partnership

A relationship model with Canadian utilities is essential for success in rural regions. Electrolinks is currently working with a number of key members of several hydro utilities to define a business model that will enable broadband to BPL rural customers while also providing a new revenue stream to the hydro utilities themselves. Electrolinks expects to have several models in place within the next few months.

Canadian governments, at both the federal level and the provincial level, have set aside funding to ensure that all Canadians have access to high speed internet services. Electrolinks is currently working with both levels of government on how to best bring BPL technology to those regions that are currently not served. Electrolinks is also reviewing the first set of rural region requests for proposal developed by community co-ops in preparation for the planned offering for these rural co-ops.

4.	Develop the Electrolinks Sales Channel and Business Partner model

Electrolinks’ initial market entry is through key utilities, but over time the goal is to establish partner channels to enable the significant sales volume that is expected as BPL technology gains North American momentum.

Electrolinks is establishing three major categories for partners:

▪	Utility business partners – A joint marketing and revenue sharing partner structure specifically with hydro utilities for the rural Canada market.
▪

Technology extender partners – A program to establish partnerships with other technology providers that extend the value proposition of BPL.. These include existing partnerships, as well as future needs in potential areas such as wireless and long range fiber.

▪

Sales channel partners – Electrolinks will establish a partner sales channel to leverage the potential of the large number of companies that are currently marketing solutions to the hospitality and multi-commercial unit markets. Electrolinks will provide a partner friendly integrated solution product that sales partners will be able to market and deploy to customers.

Electrolinks anticipates executing on this market entry strategic plan over a period of approximately nine to twelve months.

Results of Operations

During the six month period ended June 30, 2007 and the year ended December 31, 2006, Electrolinks’ operations were focused on offering BPL solutions to prospective clients, providing consulting services, and completing private funding placements to sustain operations. Since inception, Electrolinks has realized minimal revenues from operations. Since Electrolinks is in the development stage with little history of generating revenue, we cannot determine whether it will ever generate revenues from operations.

Net Losses/Income

For the period from inception to June 30, 2007, Electrolinks incurred a net loss of $4,101,208.. Net losses for the six month period ended June 30, 2007 were $898,159 as compared to $531,643 for the six months ended June 30, 2006. Net losses for the year ended December 31, 2006 were $1,248,239 as compared to $1,442,048 for the year ended December 31, 2005. Electrolinks’ net losses in each of the periods are mainly attributable to general and administrative expenses.

Electrolinks expects to continue to incur losses through the year ended 2007

Expenses

General and administrative expenses for the six month period ended June 30, 2007 were $817,453 as compared to $470,803 for the six month period ended June 30, 2006. General and administrative expenses for the year ended December 31, 2006 were $1,144,084, as compared to general and administrative expenses of $850,102 for the year ended December 31, 2005. The general and administrative expenses in each of the periods can be associated with employee compensation costs, product development costs, and professional services. Electrolinks expects that general and administrative expenses will continue to increase as Electrolinks expands its operations.

Depreciation expenses for the six month period ended June 30, 2007 were $36,836, as compared to depreciation expenses of $39,518 for the six month period ended June 30, 2006. Depreciation expenses for the year ended December 31, 2006 were $80,311, as compared to depreciation expenses of $87,172 for the year ended December 31, 2005

Capital Expenditures

Electrolinks spent no amounts on property and equipment for the six month period ended June 30, 2007 or for the year ended December 31, 2006 or December 31, 2005.

Income Tax Expense (Benefit)

Electrolinks has an income tax benefit resulting from net operating losses to offset any future operating profit.

Impact of Inflation

Electrolinks believes that inflation has had a negligible effect on operations over the past three years. Electrolinks believes that it can offset inflationary increases by improving operating efficiencies.

Liquidity and Capital Resources

Cash flow used in operations was $682,522 for the six month period ended June 30, 2007 as compared to $473,762 for the six month period ended June 30, 2006. Cash flow used in operations was $1,162,029 for the year ended December 31, 2006 as compared to cash flow used in operations of $1,080,581 for the year ended December 31, 2005. The increase in cash flow used in operations for the six month and year end comparative periods can be primarily attributed to an increase in net losses.. Electrolinks expects to continue to use cash flow in operations until such time as it realizes sufficient revenue to overcome net losses.

Cash flow provided by financing activities was $670,229 for the six month period ended June 30, 2007 as compared to $491,160 for the six month period ended June 30, 2006. Cash flow provided by financing activities was $1,170,053 for the year ended December 31, 2006 as compared to cash flow provided by financing activities of $1,034,843 for the year ended December 31, 2005.. Cash flow provided by financing activities during the current six month period can be attributed to debt financing, proceeds form notes payable, and amounts due to related parties. Electrolinks expects to continue to rely on cash flow provided by financing activities over the near term.

Cash flow used for investing activities was $1,946 for the six month period ended June 30, 2007 as compared to $20,836 for the six month period ended June 30, 2006. Cash flow used in investing activities was $29,188 for the year ended December 31, 2006 as compared to cash flow provided by investing activities of $36,355 for the year ended December 31, 2005. Electrolinks expects to continue to use cash flow in investing activities over future periods as it expands business operations.

Electrolinks’ current assets are insufficient to conduct its plan of operation over the next twelve (12) months so it will have to seek debt or equity financing to fund operations. Electrolinks has no current commitments or arrangements with respect to, or immediate sources of funding or than the Corporation’s commitment to finance up to $5,000,000 on a best efforts basis within one year of closing the acquisition of Electrolinks. However, no assurance can be given in respect to whether the Corporation’s stockholders will approve the Agreements or that funding will be available to the Corporation on acceptable terms. Otherwise, Electrolinks’ stockholders would be the most likely source of new funding in the form of loans or equity placements though none have made any commitment for future investment and we have no agreement formal or otherwise. Electrolinks’ inability to obtain funding would have a material adverse affect on its plan of operation.

Electrolinks does not anticipate the sale or acquisition of any significant property, plant or equipment during the next twelve months, other than computer equipment and peripherals used in Electrolinks’ day-to-day operations. Electrolinks believes it has sufficient resources available to meet these acquisition needs.

Electrolinks’ management will make changes, modifications and additions to the number of employees as required by the evolving nature of the business model and anticipates the hiring of five (5) new contract employees over the next twelve months.

Electrolinks sponsored research and development costs related to both present and future products are expended in the period incurred. Electrolinks did not incur research and development costs during the six-month periods ended June 30, 2007 and 2006.

Off Balance Sheet Arrangements

As of June 30, 2007, the Corporation has no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to stockholders.

Going Concern

Electrolinks’ audit expressed substantial doubt as to Electrolinks’ ability to continue as a going concern as a result of continuing losses, negative cash flow from operations, and a working capital deficit of $1,232,818 as of December 31, 2006, which increased to $2,121,502 at June 30, 2007.. The continuation of Electrolinks’ operations is dependent upon the financial support of creditors and stockholders, obtaining short and long term financing, and achieving profitability through facilitating sales and providing support services for BPL products it sells to its customers. These conditions and dependencies raise substantial doubt about Electrolinks’ ability to continue as a going concern.

Management’s plans to address Electrolinks’ ability to continue as a going concern by focusing on generating increased sales from operations. The successful development cannot be determined at this time, and there is no assurance that, if achieved, that Electrolinks’ would then have sufficient funds to execute its intended business plan or generate positive operating results.

PROPOSAL 3

ELECTION OF DIRECTORS

The Corporation’s directors are to be elected annually by the stockholders to serve until the following annual meeting and until their respective successors have been duly elected. The number of directors comprising the whole board of directors may be fixed from time to time as directed by the board.

Pursuant to the provisions of the Agreements and at the direction of Electrolinks, the board of directors of the Corporation has nominated two individuals for election as directors. If these nominees are elected to the board of directors by the stockholders at the Special Meeting, these individuals will assume their respective appointments to the board of directors on the closing date of the Agreements..

Required Vote

Election of these nominees requires the affirmative vote of a majority of the votes cast at the Special Meeting for each nominee, assuming a quorum is present.. The election of a new board of directors also requires the approval of the other two proposals presented in this proxy statement. Broker non-votes are counted solely for the purpose of determining a quorum. Abstentions will have the same effect as a vote against this proposal.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE TWO NOMINEES.

FURTHER INFORMATION REGARDING PROPOSAL 3

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Current Director

The following director is the sole member of our board of directors and will serve until the next annual meeting and until such time as a successor is elected and qualified:

Name	Age	Position
Nadir Walji	56	Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Director

Nadir Walji was appointed as a director, principal accounting officer, secretary and treasurer of the Corporation on September 2, 2006 and was appointed as the Corporation’s chief executive officer on June 6, 2007.

Mr. Walji is a business consultant who has experience in developing the application of new technologies. He has partnered with ERA-GSM deploying wireless mobile communication networks in Poland and currently serves as an officer and director of certain public companies. Mr. Walji has served since 2000 as the secretary for Brasiclica Mining Corp., a copper mining company; as a director of Sudamet Ventures Inc., an inactive company from 2000; as a director of Chilean Gold Ltd., an inactive company since 2000; as a director of Orex Ventures Inc., an inactive company since 2000; and as a director of ComCam, Inc. from 2002 until November of 2004.

Nominees

The following nominees are standing for election as directors and will serve until the next annual meeting and until such time as a successor is elected and qualified:

Name	Age	Position
Hari S. Rao	65	Director
Roman Hrycyshyn	42	Director

Hari S. Rao has served as the president, chief executive officer and as a director of Electrolinks since his appointment on March 1, 2007.

Mr. Rao has over 30 years’ experience in the IT industry, policy & strategy development, and management consulting. He has held senior positions in public and private organizations in Canada, USA and India such as IBM, Paramount Pictures, George S. May Company, Ontario Government, and several Indian companies all involved in IT and management consulting. In India Mr. Rao worked as Managing Director of ABC International and Principal Consultant to Techno-Management Research & Development Company. Prior to assignments in India he served for over a decade in the Ontario Ministry of Health in the areas of Health Care Research Grants Program, Research Contracting, Strategic Planning, and District Health Council Program.

Mr. Rao is a panelist on National Science Foundation of the United States, Washington D.C. He has been a member of Institute of Politics, John F. Kennedy School of Government, Harvard University, Policy

Studies Organization of the USA, and Institute of Public Administration of Canada. He is also a member of Harvard Schools Committee.

Mr. Rao has Masters Degree in Sociology from Gujarat University and a Masters in Public Administration from Harvard University. He specialized in Management Consulting Practices at Harvard Business School, and in Policy Development at John F. Kennedy School of Government, Harvard University.

Roman Hrycyshyn

Mr. Hrycyshyn has served as a director of Electrolinks since his most recent appointment on June 6, 2007.

Mr. Hrycyshyn has over 15 years of extensive business experience in all aspects of finance, strategy and business development. He began his career with Deloitte & Touche and in 1997 was instrumental in founding Liberty Capital Corp., a boutique firm engaged in corporate finance.

Over the last decade he has been instrumental in the development of a number of companies providing rapid bio-detection, commodity transportation and wholesale food services. Currently, he holds a number of board positions with companies in various industries.  Best known for his entrepreneurial drive and analytical capabilities, Mr. Hrycyshyn provides strong leadership to achieve goal oriented results.

Mr. Hrycyshyn holds a Bachelor’s degree in Commerce & Finance from the University of Toronto.

Involvement in Certain Legal Proceedings

During the past five years, none of our directors, executive officers, promoters, control persons, or nominees has been:

▪

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

▪	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
▪

subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

▪	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Number of Board Meetings

During the year ended September 30, 2006 and the nine month period ended June 30, 2007, our board of directors had no meetings.. However, our sole director did approve numerous board resolutions during that period.

Security Holder Communications with the Board of Directors

The board of directors has established a process to receive communications from security holders. Security holders and other interested parties may contact the board of directors, or, when we have more than one director, any of the members of the board of directors, by mail or electronically. To communicate with the board of directors, any individual directors or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Secretary” at High End Ventures, Inc., 2610-1066 West Hastings Street, Vancouver, British Columbia, Canada, V6E 3X2.

All communications received as set forth in the preceding paragraph will be opened by the Corporation’s Secretary for the sole purpose of determining whether the contents represent a message to the directors.. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the board of directors will be forwarded promptly to the addressee. In the case of communications to the board of directors or any group or committee of directors, the Corporation’s Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Policy With Regard to Board Members’ Attendance at Annual Meetings

It is the Corporation’s policy that members of the board of directors are invited and encouraged to attend all of the Corporation’s annual meetings. The Corporation had no annual meetings during the year ended September 30, 2006 or during the nine month period ended June 30, 2007.

Board of Directors Committees

The board of directors has not established an audit committee or a compensation committee. An audit committee typically reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. Certain stock exchanges currently require companies to adopt a formal written charter that establishes an audit committee that specifies the scope of an audit committee’s responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of these exchanges, the Corporation will be required to establish an audit committee.

The board of directors has not established a nominating committee because the board of directors has determined that the board of directors, consisting of only one individual, can efficiently and effectively fulfill this function by using a variety of methods for identifying and evaluating nominees for director, including candidates that may be referred by the Corporation’s stockholders. Stockholders who desire to recommend candidates for evaluation may do so by contacting the Corporation in writing, identifying the potential candidate and providing background information. Candidates may also come to the attention of the board of directors through current members of the board of directors, professional search firms and other persons. In evaluating potential candidates, the board of directors takes into account a number of factors, including among others, the following:

▪	independence from management;
▪	whether the candidate has relevant business experience;

▪	judgment, skill, integrity and reputation;
▪	existing commitments to other businesses;
▪	corporate governance background;
▪	financial and accounting background, to enable the board of directors to determine whether the candidate would be suitable for audit committee membership; and
▪	the size and composition of the board of directors.

The Corporation plans to establish a nominating committee in the event that three directors are elected to the board of directors. At such time, the nominating committee will develop a charter.

Board of Directors Compensation

The Corporation’s sold director is not reimbursed for out-of-pocket costs incurred in attending meetings and receives any compensation for services rendered as a director. We will most likely adopt a provision for compensating directors in the future.

CODE OF ETHICS

The Corporation has adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-B of the Securities Exchange Act of 1934. The Code of Ethics applies to directors and senior officers, such as the principal executive officer, principal financial officer, controller, and persons performing similar functions. The Corporation’s Code of Ethics is available in print, at no charge, to any security holder who requests such information by contacting the Corporation.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Based solely upon a review of Forms 3, 4 and 5 furnished to the Corporation, the Corporation is aware of the following individuals or entities who during the period ended September 30, 2006 were directors, officers, or beneficial owners of more than ten percent of the common stock of the Corporation, and who failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act of 1934:

▪	Thomas Forzani failed to file on Forms 3 and/or 5.
▪	Joseph H. Montgomery failed to file on Forms 3 and/or 5.
▪	Nadir Walji failed to file on Forms 3 and/or 5.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We currently offer no salaries or benefits to our sole executive officer.

The objective of the Corporation’s compensation program will be to provide compensation for services rendered by employees. The Corporation’s salaries will be designed to retain the services of employees. Salary may be the only type of compensation we use in our compensation program. We will likely use this form of compensation because we feel that it will be adequate to retain and motivate our employees. The amount we deem appropriate to compensate our employees will be determined in accordance with market forces; we will have no specific formula to determine compensatory amounts. While we believe that this type of compensatory program and the decisions regarding compensation will be easy to administer and will be appropriately suited for our objectives, we may expand our compensation program to any additional future employees to include options and other compensatory elements.

Table

The following table provides summary information for the first six months of 2007 and for 2006 concerning cash and non-cash compensation paid or accrued by the Corporation to or on behalf of (i) the chief executive officer and (ii) any other employee to receive compensation in excess of $100,000.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Nadir Walji CEO, CFO, PAO, and director	20072006	- -	- -	- -	- -	- -	- -	- -	- -
Thomas Forzani* CEO and director	20072006	- -	- -	- -	- -	- -	- -	- -	- -

*	Resigned on June 5, 2007

The Corporation has no “Grants of Plan-Based Awards”, “Outstanding Equity Awards at Fiscal Year-End”, “Option Exercises and Stock Vested”, “Pension Benefits”, or “Nonqualified Deferred Compensation”. Nor does the Corporation have any “Post Employment Payments” to report.

ADDITIONAL GENERAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of the Corporation’s common stock as of November __, 2007, with respect to: (i) each person known to the Corporation to be the beneficial owner of more than five percent of the Corporation’s common stock; (ii) all directors; and (iii) directors and executive officers of the Corporation as a group.

Title of Class	Name and Address	Number of Shares	% of Class
Common	Nadir Walji, chief executive officer, chief financial officer, principal accounting officer and a director 2610-1066 West Hastings Street, Vancouver, British Columbia V6E 3X2 Canada	0	0%
Common	Officer and Directors as a Group	0	0%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our sole director and executive officer of the Corporation, and no owner of five percent or more of the Corporation’s outstanding shares, or member of their immediate family, has entered into any reportable, related transaction during the last two years..

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Our executive officer and director, Nadir Walji, owns no shares of the Corporation. Mr. Walji has encouraged stockholders to vote FOR the proposals and may have different interests to the Corporation’s stockholders in the approval of the proposals.

PROPOSALS BY SECURITY HOLDERS

None.

VOTING SECURITIES

As of November __, 2007, there were 15,850,000 shares of the common stock and no shares of preferred stock issued and outstanding.  Each holder of common stock is entitled to one vote for each share held by such holder.

WHERE YOU CAN FIND MORE INFORMATION

The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. The Corporation files reports, proxy statements and other information with the Securities and Exchange Commission. The public may read and copy any materials that we file with the Securities and Exchange Commission at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The statements and forms we file with the Securities and Exchange Commission have been filed electronically and are available for viewing or copy on the Securities Exchange Commission maintained Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Internet address for this site can be found at:www.sec.gov.

A copy of the Corporation's yearly report on Form 10-KSB for the fiscal year ended September 30, 2006, can be found at the Securities Exchange Commission’s Internet site. The yearly report does not form any part of the materials for the solicitation of proxies. Copies of the yearly report will be sent to any stockholder without charge upon written request addressed to: High End Ventures, Inc., 2610-1066 West Hastings Street, Vancouver, British Columbia, Canada, V6E 3X2, attention: Corporate Secretary.

FINANCIAL STATEMENTS

High End Ventures, Inc - the quarters ended, June 30, 2007 and 2006	FA-1
High End Ventures, Inc - the years ended September 30, 2006 and 2005	FB-1
The Electrolinks Corporation - the quarters ended June 30, 2007 and 2006	FC-1
The Electrolinks Corporation - the years ended December 31, 2006 and 2005	FD-1
High End Ventures, Inc., Pro Forma - the quarter ended June 30, 2007	FE-1
High End Ventures, Inc., Pro Forma - the year ended September 30, 2006	FF-1

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED. IF YOU DO ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

YOU MAY ALSO RETURN YOUR EXECUTED PROXY BY FAX TO HOLLADAY STOCK TRANSFER, ATTN: TOM LEUCK, AT (480) 481-3941. MR. LEUCK’S PHONE NUMBER IS (480) 481-3940.

IF YOU HOLD YOUR SHARES IN "STREET-NAME," PLEASE NOTE THAT ONLY YOUR BROKERAGE FIRM OR BANK CAN SIGN A PROXY ON YOUR BEHALF, AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. WE URGE YOU TO CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT TODAY, AND INSTRUCT THEM TO EXECUTE A PROXY IN FAVOR OF THE MATTERS PRESENTED IN THE PROXY STATEMENT.

HIGH END VENTURES, INC. (A Development Stage Company)

INDEX

Page

Balance sheets – June 30, 2007 and 2006	FA-2

Statements of operations - for the three and nine months ended June 30, 2007 and 2006

and for the period from January 19, 1999 (Date of Incorporation) to June 30, 2007	FA-3

Statements of cash flows - for the nine months ended June 30, 2007 and 2006

and for the period from January 19, 1999 (Date of Incorporation) to June 30, 2007	FA-4

Notes to the financial statements	FA-5

HIGH END VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	(unaudited)	(audited)
	(Restated) June 30,	September 30,
	2007	2006

ASSETS

Current assets
Cash and cash equivalents	$ 13,955	$ 13,976
Loan receivable	244,033	-
Prepaid expenses	-	-

Total current assets	257,988	13,976

TOTAL ASSETS	$ 257,988	$ 13,976

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued liabilities	$ 40,305	$ -
Accrued interest payable	5,386	-
Loans payable	260,107	-

Total current liabilities	305,798	-

TOTAL LIABILITIES	305,798	-

Commitments and contingencies
Stockholders' deficit
Common stock
100,000,000 common shares authorized at $0.001 par value;
15,850,000 common shares issued and outstanding (September 30, 2006 - 15,850,000)	15,850	15,850
Additional paid-in capital	47,650	47,650
Accumulated deficit	(111,310)	(49,524)

Total stockholders' deficit	(47,810)	13,976

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 257,988	$ 13,976

The accompanying notes are an integral part of these consolidated financial statements.

HIGH END VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
(UNAUDITED)

					(Unaudited)
	For the three months ended		For the nine months ended		From January 19, 1999
	June 30,		June 30,		(Date of inception)
	(Restated)		(Restated)		through June 30,
	2007	2006	2007	2006	2007

Revenue:	$ -	$ -	$ -	$ -	$ -

Total Revenue	-	-	-	-	-

Operating expenses
Exploration costs	-	-	-	17,000	17,000	##
General & administrative	41,115	(2)	61,212	17,006	94,310	##
Total Operating expenses	41,115	(2)	61,212	34,006	109,628

Net (Loss) from Operations	$ (41,115)	$ 2	$ (61,212)	$ (34,006)	$ (110,736)

Other income (expense)
Interest income	4,812	-	4,812	-	4,812
Interest expense	(5,386)	-	(5,386)	-	(5,386)
Total Other income (expense)	(574)		(574)		(574)

NET (LOSS)	$ (41,689)	$ 2	$ (61,786)	$ (34,006)	$ (111,310)

Weighted Average Shares Common Stock Outstanding	15,850,000	15,850,000	15,850,000	10,516,667

Net Loss Per Share (Basic and Fully Dilutive)	$ (0.00)	$ 0.00	$ (0.00)	$ (0.00)
The accompanying notes are an integral part of these consolidated financial statements.

HIGH END VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (UNAUDITED)
	For the nine months ended		January 19, 1999
	June 30,		(Inception) through
	(Restated)		June 30,
	2007	2006	2007
Cash flows from operating activities
Net loss	$ (61,786)	$ (34,006)	$ (111,310)

Adjustments to reconcile net loss to net cash used in operations:
Issuance of stock for services rendered	-	-	500
Write off mineral claims	-	17,000	17,000
Changes in:
Loan receivable	(4,812)	-	(4,812)
Accounts payable and accrued liabilities	40,305	(2)	40,305
Accrued interest payable	5,386	-	5,386

Net cash used in operating activities	(20,907)	(17,008)	(52,931)

Cash flows from investing activities
Purchase mineral claims	-	(5,000)	(5,000)
Loan receivable principal advance	(239,221)	-	(239,221)

Net cash used in investing activities	(239,221)	(5,000)	(244,221)

Cash flows from financing activities
Payment of stock subscription receivable	-	24,000	24,000
Issuance of common stock for cash	-	16,000	27,000
Proceeds from loans payable	260,107	-	260,107

Net cash provided by financing activities	260,107	40,000	311,107

Increase (decrease) in cash and cash equivalents	(21)	17,992	13,955

Cash and cash equivalents, beginning of period	13,976	6,000	-

Cash and cash equivalents, end of period	$ 13,955	$ 23,992	$ 13,955
target	(21)
Supplementary information
Interest paid	$ -	$ -	$ -

Taxes Paid	$ -	$ -	$ -
The accompanying notes are an integral part of these consolidated financial statements.

HIGH END VENTURES, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO INTERIM FINANCIAL STATEMENTS

AS AT JUNE 30, 2007

NOTE 1  – BASIS OF PRESENTATION

The interim financial statements of High End Ventures, Inc. (the Company) for the three and nine months ended June 30, 2007 and 2006 are not audited.  The financial statements are prepared in accordance with the requirements for unaudited interim periods, and consequently do not include all disclosures required to be in conformity with accounting principles generally accepted in the United States of America.

In the opinion of management, the accompanying financial statements contain all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the Company’s financial position as of June 30, 2007 and the results of operations and cash flows for the three and nine months ended June 30, 2007 and 2006. The results of operations for the three and nine months ended June 30, 2007 and 2006 are not necessarily indicative of the results for a full year period.

NOTE 2 – NATURE AND PURPOSE OF BUSINESS

High End Ventures, Inc. (the “Company”) was incorporated under the laws of the State of Colorado on January 19, 1999.  The Company’s activities to date have been limited to organization and capital formation.  The Company is “a development stage company” and has not yet determined the nature of its business activities.  The Company has elected September 30 as the end of its fiscal year.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles that contemplate continuation of the Company as a going concern.

The Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise considerable doubt about the ability of the Company to continue as a going concern. Continuance of the Company as a going concern is dependent upon receiving additional working capital through loans and/or additional sales of the Company’s common stock. There is no assurance that the Company will succeed in raising this additional capital or achieving profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

HIGH END VENTURES, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO INTERIM FINANCIAL STATEMENTS

AS AT JUNE 30, 2007

NOTE 4 – NATURE OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company considers revenue to be recognized at the time the service is performed.

USE OF ESTIMATES

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s short-term financial instruments consist of cash and cash equivalents and accounts payable.  The carrying amounts of these financial instruments approximate fair value because of their short-term maturities.  Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash.  During the year the Company did not maintain cash deposits at financial institution in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation.  The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

EARNINGS PER SHARE

Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year.  Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrant.  The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period.  Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

HIGH END VENTURES, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO INTERIM FINANCIAL STATEMENTS

AS AT JUNE 30, 2007

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 “Accounting for Income Taxes”.  SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities.  Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.  The Company had no significant deferred tax items arise during any of the periods presented.

CONCENTRATION OF CREDIT RISK:

The Company does not have any concentration of related financial credit risk.

RECENT ACCOUNTING PRONOUNCEMENTS:

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact to its financial statements.

NOTE 5 – LOAN RECEIVABLE

The Company loaned The Electrolinks Corporation (see Note 9) $239,221 USD. This loan is secured and bears interest at a rate of 10% and is repayable upon demand. At June 30, 2007 interest of $4,812 had been accrued on this loan.

NOTE 6 – MINERAL CLAIM

The Company entered into an agreement on October 31, 2005 to acquire a 100% interest in a mineral claim located in the Victoria Mining District in British Columbia, Canada.  The claim was acquired for $5,000 in cash and 600,000 shares of common stock valued at $12,000.  The purchase price of the claim approximated the historical cost basis of the previous owner of the claim.  Management has made a determination that the cost of the mineral claim will not be recovered and therefore the purchase price of $17,000 has been charged to current operations as exploration costs.

HIGH END VENTURES, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO INTERIM FINANCIAL STATEMENTS

AS AT JUNE 30, 2007

NOTE 7– SHORT TERM LOANS PAYABLE – RELATED PARTY TRANSACTIONS

The Company borrowed $250,000 and $10,000 from third parties to assist with working capital needs. The loan of $250,000 bears interest at a rate of 10%. At June 30, 2007 interest of $5,386 had been accrued on this loan. The loan of $10,000 is an interest free, unsecured, demand loan.. The Company also borrowed $107 from a stockholder as an interest free, unsecured, demand loan.

NOTE 8 – COMMON STOCK

In February of 1999, the Company issued 500,000 shares in exchange for services valued at $500.

In September 2005, the Company issued 1,750,000 shares of cash and stock subscriptions receivable to individuals at a value of $.02 per share.

In October of 2005, the Company issued 600,000 shares for the purchase of mineral claims at a value of $.02 per share.

On April 10, 2006, the Company issued 320,000 shares of common stock valued at $.05 per share for cash in the amount of $16,000.

On September 2, 2006, management authorized a 5 for 1 forward split of the outstanding shares of common stock.  This split has been applied retroactively in the financial statements as if the split had occurred at inception of the Company.

NOTE 9 – ACQUISITION OF THE ELECTROLINKS CORPORATION

On December 19, 2006, the stockholders of the Company voted to execute an agreement whereby the Company would acquire 100% of the outstanding ownership or right to ownership of The Electrolinks Corporation.  The Electrolinks Corporation was incorporated in Ontario, Canada on March 24, 2004 and is focused on “Smart Grid” applications for power utilities and buildings in addition to delivering Broadband over Power Line services over any form of existing electrical infrastructure.

Upon the terms of the agreement, the Company intends to exchange an aggregate of 20,500,000 shares of the Company’s common stock in exchange for an aggregate of 41,000,000 shares of Electrolinks on a pro rata basis. This agreement was scheduled to close on or before March 5, 2007 but has not been closed as of August 3, 2007. The closing of the transaction remains subject to both companies’ stockholders approvals and full satisfaction of the disclosure requirements of the Securities Exchange Act of 1934, as amended.

On consummation of the transaction Electrolinks would become a wholly-owned subsidiary of the Company and the stockholders of Electrolinks would hold a controlling interest in the Company. Upon closing of the transaction, the exchange would be treated as a reverse merger with Electrolinks being the accounting acquirer.

HIGH END VENTURES, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO INTERIM FINANCIAL STATEMENTS

AS AT JUNE 30, 2007

NOTE 10 - RESTATEMENT

In the Company’s balance sheet the previous amount of ‘Loan Receivable’ was $139,735 and the restated amount is $244,033 due to an adjustment of $104,298. The previous amount of ‘Loans Payable’ was $160,087 and the restated amount is $260,107 due to an adjustment of $100,020. In the Company’s income statement the previous net loss for the nine months ended June 30, 2007 was $60,678 and the restated net loss is $61,786 due to an adjustment of $1,108. These adjustments were made due to the incorrect booking of a loan repayment and the change in terms of loans receivable and loans payable where two loans bear 10% interest and were previously stated as interest free, unsecured, demand loans.. The affect on the loss per share is $nil.

HIGH END VENTURES, INC. (A Development Stage Company)

INDEX

Page

Report of independent registered accounting firm	FB-2

Balance sheets - September 30, 2006 and 2005	FB-3

Statements of operations - for the years ended September 30, 2006 and 2005

and for the period from January 19, 1999 (Date of Incorporation) to September 30, 2006	FB-4

Statements of cash flows - for the years ended September 30, 2006 and 2005

and for the period from January 19,1999 (Date of Incorporation) to September 30, 2006	FB-5

Statement of stockholders’ equity (deficiency) - for the period from

January 19, 1999 (Date of Incorporation) to September 30, 2006	FB-6

Notes to the financial statements	FB-7

Board of Directors

High End Ventures, Inc.

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We have audited the accompanying balance sheet of High End Ventures, Inc. as of September 30, 2006 and the related statements of operations, stockholders’ equity and cash flows for the years ended

September 30, 2006 and 2005 and for the period from January 19, 1999 (date of inception) to September 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of High End Ventures, Inc. as of September 30, 2006 and the results of its operations and cash flows for the years ended September 30, 2006 and 2005 and for the period from January 19, 1999 (date of inception) to September 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company incurred a net loss of approximately $ 49,524 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Madsen & Associates CPA’s, Inc.

Madsen & Associates CPA’s, Inc.

Salt Lake City, Utah

October 6, 2006

HIGH END VENTURES, INC. (A Development Stage Company) BALANCE SHEETS September 30, 2006
ASSETS
September 30,

2006

Current Assets:
Cash	$ 13,976

Total Assets	$ 13,976

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:	-
Total Current Liabilities	-

Stockholders' Equity (Deficit):
Preferred stock, $.001 par value; authorized 10,000,000, none issued	-
Common stock, $.001 par value; 100,000,000 shares authorized
15,850,000 shares issued and outstanding	15,850
Additional paid in capital	47,650
Deficit accumulated during the exploration stage	(49,524)

Total Stockholders' Equity (Deficit)	13,976

Total Liabilities and Stockholders' Equity (Deficit)	$ 13,976

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

HIGH END VENTURES, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

for the years ended September 30, 2006 and 2005 and for

the period January 19, 1999 (Date of Incorporation) to September 30, 2006

			From January 19, 1999
	For the years ended September 30,		(Date of inception) to September 30,
	2006	2005	2006

Revenue:	$ -	$ -	$ -
Total Revenue	-	-	-

Operating Expenses:
Exploration costs	17,000		17,000
General & administrative	27,024	5,500	32,524
Total Operating Expenses	44,024	5,500	49,524

NET LOSS	$ (44,024)	$ (5,500)	$ (49,524)

Weighted Average Shares
Common Stock Outstanding	15,050,000	3,020,833

Net Loss Per Share
(Basic and Fully Dilutive)	(0.00)	(0.00)

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

HIGH END VENTURES, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

for the years ended September 30, 2006 and 2005 and for

the period January 1999 (Date of Incorporation) to September 30, 2006

			From January
			19, 1999 (Date of
	For the years ended September 30		inception) to September 30,
	2006	2005	2006
Cash Flows Used in Operating Activities:
Net Loss	$ (44,024)	$ (5,500)	$ (49,524)

Adjustments to reconcile net (loss) to net cash provided by operating activities:
Issuance of stock for services rendered	-	500	500
Issuance of stock for mineral claims – exploration costs	12,000	-	12,000

Net Cash Used in Operating Activities	(32,024)	-	(37,024)

Cash Flows from Investing Activities:	-	-	-

Cash Flows from Financing Activities:
Payment of stock subscription	24,000	-	24,000
Issuance of common stock for cash	16,000	11,000	27,000
Net Cash Provided by Financing Activities	40,000	11,000	51,000

Net Increase (Decrease) in Cash	7,976	6,000	13,976

Cash at Beginning of Year	6,000	-	-

Cash at End of Year	$ 13,976	$ 6,000	$ 13,976

Non-Cash Investing & Financing Activities
Issuance of stock for stock subscriptions Receivable	$ -	$ 24,000	$ 24,000
Issuance of stock for mineral claims – exploration costs	$ 12,000	$ -	$ 12,000

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIALSTATEMENTS

HIGH END VENTURES, INC. (A Development Stage Company) STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY) for the period January 19, 1999 (Date of Incorporation) to September 30, 2006
	Preferred Stock		Common Stock
	10,000,000 shares authorized		100,000,000 shares authorized				Deficit accumulated
		Par Value		Par Value	Additional	Stock	during the
	Shares Issued	$.001 per share	Share Issued	$.001 per share	Paid-In Capital	Subscription Receivable	exploration stage	Total

BALANCE- January 19, 1999 (inception)	-	$ -	-	$ -	$ -	$ -	$ -	$ -
Issuance of common stock in exchange for services February, 1999	-	-	2,500,000	2,500	(2,000)	-	-	500
BALANCE- September 30, 2004	-	-	2,500,000	2,500	(2,000)	-	-	500
Issuance of common stock and subscriptions receivable at $.004 per share	-	-	8,750,000	8,750	26,250	(24,000)	-	11,000
Net loss	-	-	-	-	-	-	(5,500)	(5,500)
BALANCE- September 30, 2005	-	$ -	11,250,000	$ 11,250	$ 24,250	$ (24,000)	$ (5,500)	$ 6,000
Payment of stock subscription	-	-	-	-	-	24,000	-	24,000
Issuance of common stock for mineral claims at $.004 per share	-	-	3,000,000	3,000	9,000	-	-	12,000
Issuance of common stock for cash at $.01 per share	-	-	1,600,000	1,600	14,400	-	-	16,000
Net loss	-	-	-	-	-	-	(44,024)	(44,024)
BALANCE- September 30, 2006	-	$ -	15,850,000	$ 15,850	$ 47,650	$ -	$ (49,524)	$ 13,976

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

HIGH END VENTURES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

NOTE 1 – NATURE AND PURPOSE OF BUSINESS

High End Ventures, Inc. (the “Company”) was incorporated under the laws of the State of Colorado on January 19, 1999. The Company’s activities to date have been limited to organization and capital formation. The Company is “an exploration stage company” and has not yet determined the nature of its business activities. The Company has elected September 30 as the end of its fiscal year.

NOTE 2 – NATURE OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company considers revenue to be recognized at the time the service is performed.

USE OF ESTIMATES

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s short-term financial instruments consist of cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institution in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

EARNINGS PER SHARE

Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrant. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

HIGH END VENTURES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

NOTE 2 – NATURE OF SIGNIFICANT ACCOUNTING POLICIES - continued

INCOME TAXES:

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 “Accounting for Income Taxes”.. SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expanse items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company had no significant deferred tax items arise during any of the periods presented.

CONCENTRATION OF CREDIT RISK:

The Company does not have any concentration of related financial credit risk.

RECENT ACCOUNTING PRONOUNCEMENTS:

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact to its financial statements.

NOTE 3 – COMMON STOCK

In February of 1999, the Company issued 2,500,000 shares to an individual for services rendered to the Company valued at $.0002 per share.

In September of 2005, the Company issued 8,750,000 shares of common stock and stock subscriptions to individuals at a value of $.004 per share.

In October of 2005, the Company issued 3,000,000 shares of common stock to acquire mineral claims at a value of $.004 per share.

In April of 2006, the Company issued 1,600,000 shares of common stock for cash valued at $.01 per share.

HIGH END VENTURES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

NOTE 3 – COMMON STOCK - continued

On September 2, 2006, management authorized a 5 for 1 forward split of the outstanding shares of common stock. This split has been applied retroactively in the financial statements as if the split had occurred at inception of the Company.

NOTE 4 – MINERAL CLAIM

The Company entered into an agreement on October 31, 2005 to acquire a 100% interest in a mineral claim located in the Victoria Mining District in British Columbia, Canada.. The claim was acquired for $5,000 in cash and 3,000,000 shares of common stock valued at $12,000. The purchase price of the claim approximated the historical cost basis of the previous owner of the claim. Management has made a determination that the cost of the mineral claim will not be recovered and therefore the purchase price of $17,000 has been charged to current operations as exploration costs.

NOTE 5 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $49,524 since inception. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations form the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

THE ELECTROLINKS CORPORATION

FOR THE PERIODS ENDED JUNE 30, 2007 AND 2006

PAGE
NUMBER

Financial Statements:

Balance sheet	FC-2
Statement of operations	FC-3
Statement of cash flows	FC-4
Notes to financial statements	FC-5

THE ELECTROLINKS CORPORATION

BALANCE SHEET

JUNE 30,
2007	2006

ASSETS

Current assets:

Cash	$-	$305
Accounts receivable	7,555	-
Prepaid expenses	53,197	62,870

Total current assets	60,752	63,175

Property and equipment, net	138,528	200,884

Deposits	14,119	14,781

$213,399	$278,840

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:

Cash overdraft	$11,845	$-
Notes payable	1,095,653	351,658
Accounts payable	308,032	208,876
Accrued expenses	138,973	89,310
Due to related parties	627,751	521,535

Total current liabilities	2,182,254	1,171,379

Stockholders' equity (deficiency):

Common stock, no par value	2,177,405	1,605,072
Accumulated deficit	(4,101,208)	(2,486,453)
Accumulated other comprehensive loss	(45,052)	(11,158)

Net stockholders' deficiency	(1,968,855)	(892,539)

$213,399	$278,840

See accompanying notes to financial statements.

THE ELECTROLINKS CORPORATION

STATEMENT OF OPERATIONS

SIX MONTHS ENDED
JUNE 30,
2007	2006

Sales	$-	$-

Cost of sales	-	-

Gross profit                                                                                                                                 --

Operating expenses:

General and administrative	817,453	470,803
Depreciation	36,836	39,518

Total operating expenses	854,289	510,321

Loss from operations	(854,289)	(510,321)

Other income (charges):

Interest expense	(43,687)	(21,340)

Foreign exchange gain (loss)                                                                                              (183) 18

(43,870)	(21,322)

Net loss	$(898,159)	$(531,643)

Net loss per share applicable to common

stockholders, basic and diluted	$(0.02)	$(0.02)

Weighted average common shares outstanding -

basic and diluted	36,890,514	27,345,258

See accompanying notes to financial statements.

THE ELECTROLINKS CORPORATION

STATEMENT OF CASH FLOWS

SIX MONTHS ENDED
JUNE 30,
2007	2006

INCREASE (DECREASE) IN CASH

Cash flows from operating activities:

Net loss	$(898,159)	($531,643)
Adjustments to reconcile net loss to net cash
(used in) operating activities:
Depreciation	36,836	39,518
Accrued interest on notes payable	43,361	-
(Increase) in operating assets:
Prepaid expenses and deposits	(18,440)	(34,188)
Increase (decrease) in operating liabilities:
Accounts payable	109,780	52,551
Accrued expenses	44,100	-
Net cash (used in) operating activities	(682,522)	(473,762)

Cash flows from investing activities:

Acquisitions of equipment	(1,946)	(20,836)
Net cash (used in) investing activities	(1,946)	(20,836)

Cash flows from financing activities:

Cash overdraft	11,062	-
Issuance of common shares	71,194	89,603
Proceeds from notes payable	293,099	-
Due to related parties	294,875	401,557
Net cash provided by financing activities	670,229	491,160

Effect of exchange rate changes on cash	836	3,743

Net increase (decrease) in cash	(13,403)	305

Cash at beginning of period	13,403	-

Cash at end of period	$-	$305

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the period for:

Interest	$-	$23,369

See accompanying notes to financial statements.

THE ELECTROLINKS CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2007

1.	Nature of Business, Significant Accounting Policies and Recent Accounting Pronouncements

Nature of business - The Electrolinks Corporation (the “Company” or “Electrolinks”) has been continued pursuant to the Canada Corporations Act and was incorporated on March 23, 2004 in the Province of Ontario under the Ontario Business Corporations Act.

The Company will utilize Broadband over Powerline (“BPL”) products from several vendors to provide BPL solutions to electrical utilities and multiple dwelling unit buildings and is in the process of obtaining an agreement with a manufacturer of BPL products to produce the Company’s own brand of products. BPL is a technology that delivers high-speed data over existing electric power delivery networks and is an alternative means of providing high-speed Internet access, voice over Internet Protocol (“VOlP”), and other broadband services, using medium and low-voltage power lines to reach customers’ homes and businesses.

Going concern - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred losses of approximately $1,248,000 and $1,442,000 for the years ended December 31, 2006 and 2005, respectively, and has experienced negative cash flows from operations for the year ended December 31, 2006 in the approximate amount of $1,162,000. At June 30, 2007, the Company had a working capital deficiency of approximately $2,122,000 and a loss of approximately $898,000 for the six-month period ended June 30, 2007.The Company's future revenues are dependent on facilitating sales and providing support services for BPL products it sells to its customers. These factors among others raise substantial doubt about the Company'sability to continue as a going concern for a reasonable period of time.

The financial statements presented herein do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should Electrolinks be unable to continue as a going concern. The Company plans to raise funding for working capital requirements from a private investment group.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial instruments - The carrying value of the Company’s financial instruments, representing accounts receivable, amounts due from and to related party, accounts payable, accrued expenses and debt approximates their fair value.

Cash and cash equivalents - Cash and cash equivalents include all cash balances and highly liquid investments with maturity of three months or less from the date of purchase. For these instruments, the carrying amount is considered to be a reasonable estimate of fair value. The Company places substantially all cash and cash equivalents with various financial institutions in Canada.

THE ELECTROLINKS CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2007

1.	Nature of Business, Significant Accounting Policies and Recent Accounting Pronouncements

  - Continued

Foreign currency translation - The financial statements are denominated in United States currency. As such, the accounts of the Company were translated into United States dollars in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 52, “Foreign Currency Translation”. In accordance with the provisions of SFAS No. 52, transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Adjustments resulting from the translation of the financial statements' assets and liabilities from their functional currency (Canadian dollars) to United States dollars at the exchange rate as of the balance sheet date is recorded in other accumulated comprehensive income (loss) as a component of stockholders' equity (deficiency). Statement of operation items are translated at average rates of exchange during each reporting period.

Accounts receivable - Accounts receivable are stated in the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Changes in the valuation allowance have not been material to the financial statements.

Equipment - Equipment purchased in the normal course of business is stated at cost and equipment acquired in business combinations is stated at its fair market value at the acquisition date. All equipment is depreciated using the straight-line method over estimated useful lives.

Expenditures for repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of equipment are removed from the accounts upon retirement or other disposition and any resultant gain or loss is reflected in the Statement of Operations.

Long-lived assets - The Company reviews the recoverability of long-lived intangible assets when circumstances indicate that the carrying amount of assets may not be recoverable. This evaluation is based on various analyses including undiscounted cash flow projections. In the event undiscounted cash flow projections indicate impairment, the Company would record an impairment based on the fair value of the assets at the date of the impairment. The Company accounts for impairments under the SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

Revenue recognition - Sales represent the invoiced value of products supplied to customers. Sales are recognized upon the passage of title to the customers.

Research and development - Research and development costs are charged to operations in the period incurred. The Company did not incur research and development costs during the six-month periods ended June 30, 2007 and 2006.

THE ELECTROLINKS CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2007

1.	Nature of Business, Significant Accounting Policies and Recent Accounting Pronouncements

  - Continued

Income taxes - The Company uses SFAS No. 109, "Accounting for Income Taxes", to account for income taxes. This statement requires an asset and liability approach that recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, all expected future events, other than enactments of changes in the tax law or rates, are generally considered. A valuation allowance is recorded when it is "more likely than not" that recorded deferred tax assets will not be realized (see Note 5).

Loss per share - Basic loss per share is computed based upon the weighted average number of common shares outstanding. Diluted loss per share is computed based upon the weighted average number of common shares outstanding and any potentially dilutive securities. During 2007, there were no potentially dilutive securities including stock options, warrants to purchase common stock and preferred stock.

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board ("FASB") issued Financial Interpretation ("FIN") No. 48, “Accounting for Uncertainty in Income Taxes - An Interpretation of SFAS No. 109”.. FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes". FIN No. 48 also prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, FIN No. 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The provisions of FIN No. 48 are to be applied to all tax positions upon initial adoption of this standard. Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized as an adjustment to the opening balance of accumulated deficit (or other appropriate components of equity) for that fiscal year. The provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006.. The Company is evaluating the impact of the adoption of FIN No. 48, but does not currently expect the adoption of this new standard to have a material impact on our financial position, results of operations, or cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements". SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. It also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and is required to be adopted by the Company in the first quarter of 2008. The Company is currently evaluating the impact of the adoption of SFAS No. 157, but does not currently expect the adoption of this new standard will have a material impact on our financial position, results of operations, or cash flows.

THE ELECTROLINKS CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2007

1.	Nature of Business, Significant Accounting Policies and Recent Accounting Pronouncements

  - Continued

Recent Accounting Pronouncements - continued

In September, 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") 108, to address diversity in practice in quantifying financial statement misstatements. SAB 108 requires that the Company quantify misstatements based on their impact on each of its financial statements and related disclosures. SAB 108 is effective for fiscal years ending after November 15, 2006. The Company has adopted SAB 108 effective as of January 31, 2007. The adoption of this bulletin did not have a material impact on our financial position, results of operations and cash flows.

In May, 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections", which changes the requirements for the accounting and reporting of a change in accounting principle. SFAS No. 154 applies to all voluntary changes in accounting principle, as well as to changes required by an accounting pronouncement that does not include specific transition provisions. SFAS No. 154 requires that changes in accounting principle be retrospectively applied. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFS No. 154 has not had a material impact on the Company's financial statements.

2.	Due to Related Parties

During 2007 and 2006, advances were made and services were provided by MBS Group, a corporation that is owned and controlled by a stockholder of the Company. MBS Group charged the Company management fees of $ -0- and $150,000 during the six-month periods ended June 30, 2007 and 2006, respectively. The sole stockholder of MBS Group elected to redefine the obligation to MBS Group in the approximate amount of $473,000 as additional paid-in capital to the Company effective September 30, 2006 and was included as issued shares of common stock. The amount owed to MBS Group was approximately $25,000 and $373,000 as of June 30, 2007 and 2006, respectively.

E-Power Links, a corporation that is owned and controlled by a stockholder of the Company, was owed approximately $71,000 at June 30, 2007.

Additional funds are owed to other stockholders in the approximate amount of $531,000 and $148,000 as of June 30, 2007 and 2006, respectively. The stockholders provided various consulting services to the Company in the approximate amount of $295,000 and $247,000 during the six-months ended June 30, 2007 and 2006, respectively.

THE ELECTROLINKS CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2007

3.	Property and equipment
2007	2006

Equipment	$273,555	$254,750
Furniture and fixtures	35,410	33,486
Computer software	11,325	9,819
Computer equipment	67,435	69,115
387,725	367,170
Less accumulated depreciation	249,197	166,286

$138,528	$200,884

4.	Notes Payable

The Company obtained financing on December 19, 2006 from a private lender, an unrelated party, with a borrowing capacity of $750,000 of which $750,000 was borrowed and interest was accrued in the approximate amount of $42,000 at June 30 2007.The loan bears interest at 10% per annum payable upon repaying of the principal on June 15, 2007. The lender has extended the due date until September 28, 2007. The loan is secured by a general security agreement creating a security interest in all of the Company’s personal property and guaranteed by a significant stockholder.

During 2007, the Company received financing in the form of a series of promissory notes from two separate lenders in the approximate amount of $304,000, including accrued interest of approximately $4,000 as of June 30, 2007. The promissory notes each bear interest at 10% per annum and are due six months following the advance of funds.

5.	Income Taxes

As of June 30, 2007, there were no significant differences between financial reporting and tax bases of assets and liabilities. The Company has accumulated net operating tax losses in the amount of approximately $3.2 million at December 31, 2006 which are available to be applied against future years’ taxable income and will begin to expire in 2014. However, due to the losses incurred in the period and expected future operating results, management determined that it is more likely than not that the deferred tax asset resulting from the tax losses available for carryforward will not be realized through the reduction of future income tax payments. Accordingly, a 100% valuation allowance has been recorded for deferred income tax assets as of June 30, 2007.

THE ELECTROLINKS CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2007

6.	Commitments

The Company entered into a new lease for its facilities on March 1, 2006 which terminates on February 28, 2011.. The monthly basic rental is approximately $2,800 plus GST taxes and additional rent for its share of realty taxes and operating costs and utilities. Rental expense, including GST taxes and additional rent,was approximately $37,000 and $32,000 for the six- month periods ended June 30, 2007 and 2006, respectively.

The approximate annual basic rental payments under this non-cancelable operating lease for the following five years are:

2007	$ 33,600
2008	33,600
2009	33,600
2010	33,600
2011	19,600

$154,000

7.	Stock Options

As an incentive for two vendors to enter into a service contract to provide administrative services to the Company, the Company has tendered stock options. The stock options are exercisable at $.25 per option with an expiration of April, 2009. At the signing of the service contract, 1,000,000 options were issued to one vendor (“vendor A”) and 750,000 options were issued to the second vendor (“vendor B”).

The contract provides at the end of the first year of the contract (February 28, 2007) that each vendor is entitled to 750,000 options and at the end of the second year an additional 500,000 options. The options vest in equal installments over the two-year period. The service contract also includes performance base option incentives. In addition, either party can terminate the service contract based on timely notification and remuneration.

At March 31, 2007, the 750,000 options received at signing by vendor B were cancelled and the Company issued 600,000 shares of the Company’s common stock to vendor B. At June 30, 2007, vendor B waived his rights to the remaining options available under the terms of the contract, resulting in the Company canceling 1.250,000 options of the Company’s common stock and providing vendor B with an additional 1,400,000 shares of the Company’s common stock resulting in total stock issued to vendor B in the amount of 2,000,000 shares.

During 2007, vendor A’s contract with the Company was terminated and as such is only entitled to the 1,000,000 options received at the signing of the contract.

THE ELECTROLINKS CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2007

The management of the Company believes that the options and the shares have a di-minimus value due to the financial condition of the Company and accordingly no compensation expense has been recorded for the six-month period ended June 30, 2007.

8.	Other Matters

The Company entered into an agreement with Elektrokom Kosovo (“Elektrokom”) where the Company will own 14% of Elektrokom. The Company will provide equipment and services in Kosovo (Europe) over a ten-year period to establish Smart Grid and broadband services. Electrolinks and Elecktrokom will collaborate to upgrade and improve the telecommunications infrastructure in the Kosovo region. Through implementation of Smart Grid and BPL technology, the collaboration will provide high speed Internet to businesses and residences throughout the region. Kosovo has been selected as a strategic location for future potential expansion in the Balkan region.

The Company signed a letter of intent on June 26, 2006 with PowerStream, Inc., the fourth largest electrical utility in Ontario Canada, to determine the feasibility to provide and deploy Smart Grid technology. Electrolinks’ Smart Grid technology allows electrical utilities to cost effectively monitor and manage the elements and assets that are embedded within their grids, including transformers, capacitors, switching gear, substations, etc. Deployment of Smart Grids by electric utilities can result in material operational expense savings, improved customer service results and increased revenues through the sale of retail broadband services. The Company is currently deploying the pilot project.

9.	Litigation

On July 29, 2005, the Company entered into an exclusive supply agreement with a technology partner (the “Partner”), a privately-held corporation based in Toronto, Ontario. On May 25, 2006, pursuant to an action filed against the Company on March 22, 2006, a settlement agreement was entered into to refund $82,620 to the Partner in order to mitigate any potential ongoing litigation of which approximately $18,000 was paid to the partner in December 2006. The amount owed at June 30, 2007 was approximately $71,000 and is reflected in accrued expenses.

The Company is in a commercial arbitration action with a former consultant. The former consultant is claiming unpaid fees in the amount of $118,000 pursuant to a consulting service agreement. Management of the Company believes that the services were not performed and as such the Company does not owe the consultant fees in the amount of $118,000.

THE ELECTROLINKS CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2007

10.	Subsequent Event

On October 23, 2006, the stockholders of the Company entered into a contract with High End Ventures, Inc. (“High End”) whereby High End would have exchanged 20,500,000 of its common shares representing 56.4% for 100% of the Company’s shares. High End is publicly traded on the over the counter bulletin board (OTCBB) in the United States.. Due to legal considerations relevant to the structure of the anticipated transaction High End and Electrolinks mutually agreed not to proceed with the Exchange Agreement on September 18, 2007.. No penalties attached to either party as a result of the termination of the Exchange Agreement.

Following the termination of the above agreement, on September 18, 2007, the Company entered into a Business Combination Agreement (“Combination Agreement”) with High End whereby High End intends to acquire 100% of the outstanding ownership or right to ownership of the Company through the amalgamation of Power Grid Networks Ltd. (“Power Grid”), a wholly owned subsidiary of High End formed solely to consummate the acquisition, in exchange for an aggregate of 21,584,183 shares of High End’s common stock for 100% of the Company’s shares.

THE ELECTROLINKS CORPORATION

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

PAGE
NUMBER

Independent Auditor's Report	FD-2

Financial Statements:

Balance sheet	FD-3
Statement of operations	FD-4
Statement of stockholders' equity (deficiency)	FD-5
Cash flows	FD-6
Notes to financial statements	FD-7

Margolis & Company PC.

Certified Public Accountants and Business Consultants

INDEPENDENT AUDITOR'S REPORT

To the Stockholders of

The Electrolinks Corporation

We have audited the accompanying balance sheet of The Electrolinks Corporation (incorporated in Canada) as of December 31, 2006 and 2005, and the related statements of operations, stockholders’ equity (deficiency), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Electrolinks Corporation as of December 31, 2006 and 2005, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred net losses and has a working capital deficiency. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Margolis & Company P.C.

Bala Cynwyd, PA

May 9, 2007

THE ELECTROLINKS CORPORATION

BALANCE SHEET

DECEMBER 31,
2006	2005

ASSETS

Current assets:

Cash	$13,403	$-
Accounts receivable	6,865	-
Prepaid expenses	30,394	40,133

Total current assets	50,662	40,133

Equipment, net	159,812	210,935

Deposits	12,829	1,622

$223,303	$252,690

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

Current liabilities:

Notes payable	$743,552	$322,166
Accounts payable	173,068	150,645
Accrued expenses	83,365	91,556
Due to related parties	283,480	115,262

Total current liabilities	1,283,465	679,629

Stockholders' equity (deficiency):

Common stock, no par value	2,105,606	1,525,157
Accumulated other comprehensive	37,281	2,714
Accumulated deficit	(3,203,049)	(1,954,810)

Net stockholders' deficiency	(1,060,162)	(426,939)

$223,303	$252,690

The accompanying notes are an integral part of these financial statements.

THE ELECTROLINKS CORPORATION

STATEMENT OF OPERATIONS

YEAR ENDED
DECEMBER 31,
2006	2005

Sales	$14,027	$ 10,061

Cost of sales	16,629	9,233

Gross profit (loss)	(2,602)	828

Operating expenses:

General and administrative	1,144,084	850,102
Depreciation	80,311	87,172

Total operating expenses	1,224,395	937,274

Loss from operations	(1,226,997)	(936,446)

Other income (charges):

Interest expense	(42,394)	(39,159)
Loss on termination of licensing agreement	-	(466,443)

Forgiveness of indebtedness                                                                                              21,152-

(21,242)	(505,602)

Net loss	$(1,248,239)	$(1,442,048)

Net loss per share applicable to common

stockholders, basic and diluted	$(.04)	$(.10)

Weighted average common shares outstanding -

Basic and diluted	29,220,300	14,634,777

The accompanying notes are an integral part of these financial statements.

THE ELECTROLINKS CORPORATION

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)

ACCUMULATED
OTHER	TOTAL
COMPRE-	STOCK-
(ACCUM-	HENSIVE	HOLDERS'
COMMON	ULATED	INCOME	EQUITY
SHARES	STOCK	DEFICIT)	(LOSS)	(DEFICIENCY )

Balance, December 31, 2004	12,651,206	$829,878	$(512,762)	$ 6,667	$323,783

Issued common shares	15,152,912	695,279	695,279

Net loss	(1,442,048)	-

Foreign exchange translation	(3,953)	-

Total comprehensive loss	(1,446,001)

Balance, December, 31, 2005	27,804,118	1,525,157	(1,954,810)	2,714	(426,939)

Issued common shares	4,969,655	580,449	580,449

Net loss	(1,248,239)	-

Foreign exchange translation	34,567	-

Total comprehensive loss	(1,213,672)

Balance, December 31, 2006	32,773,773	$2,105,606	$(3,203,049)	$37,281	$(1,060,162)

The accompanying notes are an integral part of these financial statements.

THE ELECTROLINKS CORPORATION

STATEMENT OF CASH FLOWS

YEAR ENDED
DECEMBER 31,

2006        2005

INCREASE (DECREASE) IN CASH

Cash flows from operating activities:

Net loss	$(1,248,239)	$(1,442,048)
Adjustments to reconcile net loss to net cash
(used in) operating activities:
Depreciation	80,311	87,172
(Increase) decrease in operating assets:
Accounts receivable	(6,865)	15,435
Prepaid expense	9,739	11,542
Deposits	(11,207)	773
Increase (decrease) in operating liabilities:
Accounts payable	22,423	177,249
Accrued expenses	(8,191)	69,296

Net cash (used in) operating activities	(1,162,029)	(1,080,581)

Cash flows from investing activities:

Acquisitions of equipment	(29,188)	(109,567)
Due from related party	-	145,922

Net cash provided by (used in) investing activities	(29,188)	36,355

Cash flows from financing activities:

Issuance of common shares	580,449	695,279
Proceeds from notes payable	743,552	322,166
Repayment of notes payable	(322,166)	-
Due to related party	168,218	17,398

Net cash provided by financing activities	1,170,053	1,034,843

Foreign currency translation	34,567	(3,953)

Net increase (decrease) in cash	13,403	(13,336)

Cash, at beginning of year	-	13,336

Cash, at end of year                                                                                          $13,403$ -

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the year for:

Interest	$38,794	$30,223

The accompanying notes are an integral part of these financial statements.

THE ELECTROLINKS CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

1.	Nature of Business, Significant Accounting Policies, and Recent Accounting Pronouncements

Nature of business – The Electrolinks Corporation (the “Company” or “Electrolinks”) has been continued pursuant to the Canada Corporations Act and was incorporated on March 23, 2004 in the Province of Ontario under the Ontario Business Corporations Act.

The Company utilizes Broadband over Powerline (“BPL”) products from several vendors to provide BPL solutions to electrical utilities and multiple dwelling unit buildings and is in the process of obtaining an agreement with a manufacturer of BPL products to produce the Company’s own brand of products. BPL is a technology that delivers high-speed data over existing electric power delivery networks and is an alternative means of providing high-speed Internet access, voice over Internet Protocol (“VOlP”), and other broadband services, using medium and low-voltage power lines to reach customers’ homes and businesses.

Going concern - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred losses of approximately $1,248,000 and $1,442,000 for the years ended December 31, 2006 and 2005, respectively, and has experienced negative cash flows from operations for the year ended December 31, 2006 in the approximate amount of $1,162,000. At December 31, 2006, the Company had a working capital deficiency of approximately $1,233,000.The Company's future revenues are dependent on facilitating sales and providing support services for BPL products it sells to its customers. These factors among others raise substantial doubt about the Company'sability to continue as a going concern for a reasonable period of time.

The financial statements presented herein do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should Electrolinks be unable to continue as a going concern. In order to address these issues, the Company has entered into an agreement that will provide funding for working capital requirements in the amount of $5,000,000 form a private investment group and intends to raise additional capital through equity financing.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial instruments - The carrying value of the Company’s financial instruments, representing accounts receivable, amounts due from and to related party, accounts payable, accrued expenses and debt approximates their fair value.

THE ELECTROLINKS CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

1.	Nature of Business, Significant Accounting Policies, and Recent Accounting Pronouncements

Foreign currency translation - The financial statements are denominated in United States currency. As such, the accounts of the Company were translated into United States dollars in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 52, “Foreign Currency Translation”.. In accordance with the provisions of SFAS No. 52, transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Adjustments resulting from the translation of the financial statements' assets and liabilities from their functional currency (Canadian dollars) to United States dollars at the exchange rate as of the balance sheet date is recorded in other accumulated comprehensive income (loss) as a component of stockholders' equity (deficiency). Statement of operation items are translated at average rates of exchange during each reporting period.

Cash and cash equivalents - Cash and cash equivalents include all cash balances and highly liquid investments with maturity of three months or less from the date of purchase. For these instruments, the carrying amount is considered to be a reasonable estimate of fair value. The Company places substantially all cash and cash equivalents with various financial institutions in Canada.

Accounts receivable - Accounts receivable are stated in the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Changes in the valuation allowance have not been material to the financial statements.

Equipment - Equipment purchased in the normal course of business is stated at cost and equipment acquired in business combinations is stated at its fair market value at the acquisition date. All equipment is depreciated using the straight-line method over estimated useful lives.

Expenditures for repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of equipment are removed from the accounts upon retirement or other disposition and any resultant gain or loss is reflected in the Statement of Operations.

Long-lived assets - The Company reviews the recoverability of long-lived intangible assets when circumstances indicate that the carrying amount of assets may not be recoverable. This evaluation is based on various analyses including undiscounted cash flow projections. In the event undiscounted cash flow projections indicate impairment, the Company would record an impairment based on the fair value of the assets at the date of the impairment. The Company accounts for impairments under the SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

Revenue recognition - Sales represent the invoiced value of products supplied to customers. Sales are recognized upon the passage of title to the customers.

THE ELECTROLINKS CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

1.	Nature of Business, Significant Accounting Policies, and Recent Accounting Pronouncements

Research and development - Research and development costs are charged to operations in the year incurred. The Company incurred research and development costs of approximately $- 0 - and $21,000 for the years ended December 31, 2006 and 2005, respectively.

Income taxes - The Company uses SFAS No. 109, “Accounting for Income Taxes”, to account for income taxes. This statement requires an asset and liability approach that recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, all expected future events, other than enactments of changes in the tax law or rates, are generally considered. A valuation allowance is recorded when it is “more likely than not” that recorded deferred tax assets will not be realized (see Note 5).

Loss per share - Basic loss per share is computed based upon the weighted average number of common shares outstanding. Diluted loss per share is computed based upon the weighted average number of common shares outstanding and any potentially dilutive securities. During 2006 and 2005, there were no potentially dilutive securities including stock options, warrants to purchase common stock and preferred stock.

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Financial Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes - An Interpretation of SFAS No. 109”.. FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes”.. FIN No. 48 also prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, FIN No. 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The provisions of FIN No. 48 are to be applied to all tax positions upon initial adoption of this standard. Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized as an adjustment to the opening balance of accumulated deficit (or other appropriate components of equity) for that fiscal year. The provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006.. The Company is evaluating the impact of the adoption of FIN No. 48, but does not currently expect the adoption of this new standard to have a material impact on our financial position, results of operations, or cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. It also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and is required to be adopted by the Company in the first quarter of 2008. The Company is currently evaluating the effect that the adoption of SFAS No. 157 will have on our financial position, results of operations, or cash flows.

THE ELECTROLINKS CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

1.	Nature of Business, Significant Accounting Policies, and Recent Accounting Pronouncements

Recent Accounting Pronouncements - continued

In September, 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) 108, to address diversity in practice in quantifying financial statement misstatements. SAB 108 requires that the Company quantify misstatements based on their impact on each of its financial statements and related disclosures. SAB 108 is effective for fiscal years ending after November 15, 2006. The Company has adopted SAB 108 effective as of January 31, 2007. The adoption of this bulletin did not have a material impact on our financial position, results of operations and cash flows.

In May, 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections”, which changes the requirements for the accounting and reporting of a change in accounting principle. SFAS No. 154 applies to all voluntary changes in accounting principle, as well as to changes required by an accounting pronouncement that does not include specific transition provisions. SFAS No. 154 requires that changes in accounting principle be retrospectively applied. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFS No. 154 has not had a material impact on the Company's financial statements.

Restatement

The Company restated and reclassified certain items in the financial statements and the notes to the financial statements for the 2005 presentation to be in conformity with 2006. There was no financial impact by these changes.

2.	Due to Related Parties

During 2006 and 2005, advances were made and services were provided by MBS Group, a corporation that is owned and controlled by a stockholder of the Company. MBS Group provided additional funds to the Company in the approximate amount of $275,000 and charged the Company management fees of approximately $198,000 during 2006 and $250,000 during 2005. The sole stockholder of MBS Group elected to redefine the obligation to MBS Group in the approximate amount of $473,000 as additional paid-in capital to the Company effective September 30, 2006 and was included as issued shares of common stock. The amount owed to MBS Group was approximately $17,000 as of December 31, 2006 and 2005.

E-Power Links, a corporation that is owned and controlled by a stockholder of the Company, was owed approximately $45,000 at December 31, 2006. E-Power Links received finance and consulting fees from the Company in the approximate amount of $137,000 for obtaining financing and an investor.

Additional funds are owed to other stockholders in the approximate amount of $211,000 and $115,000 as of December 31, 2006 and 2005, respectively. The stockholders provided various consulting services to the Company in the approximate amount of $123,000 and $139,000 during the years ended December 31, 2006 and 2005, respectively.

THE ELECTROLINKS CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

3.	Equipment

2006	2005

Equipment	$246,657	$237,593
Furniture and fixtures	32,174	28,452
Computer software	10,289	8,392
Computer equipment	69,992	58,130
359,112	332,567
Less accumulated depreciation	199,300	121,632

$159,812	$210,935

4.	Notes Payable

The Company obtained financing on December 19, 2006 from a private lender, an unrelated party, in the amount of $750,000 of which $743,552 was outstanding at December 31, 2006 after recording a currency translation loss in the amount of $6,448. The loan bears interest at 10% per annum payable upon repaying of the principal on June15, 2007. The loan is secured by a general security agreement creating a security interest in all of the Company’s personal property.

The Company had a loan obligation to 1493367 Ontario Ltd, an unrelated party, in the approximate amount of $322,000 as of December 31, 2005.. The loan had an annual interest rate of 12% with monthly payments of interest only. The loan was due in full on January 11, 2006. The Company did not repay the principal amount due in January 2006, but continued to make monthly installments of interest payments. The Company obtained alternative financing and paid off the loan obligation in December 2006.

5.	Income Taxes

As of December 31, 2006, there were no significant differences between financial reporting and tax bases of assets and liabilities. The Company has accumulated net operating tax losses in the amount of approximately $3.2 million at December 31, 2006 which are available to be applied against future year’s taxable income and will begin to expire in 2014. However, due to the losses incurred in the period and expected future operating results, management determined that it is more likely than not that the deferred tax asset resulting from the tax losses available for carryforward will not be realized through the reduction of future income tax payments. Accordingly, a 100% valuation allowance has been recorded for deferred income tax assets as of December 31, 2006 and 2005.

THE ELECTROLINKS CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

6.	Commitments

The Company entered into a new lease for its facilities on March 1, 2006 which terminates on February 28, 2011.. The monthly basic rental is approximately $2,800 plus GST taxes and additional rent for its share of realty taxes and operating costs and utilities. Rental expense, including GST taxes and additional rent,was approximately $79,000 and $32,000 for the years ended December 31, 2006 and 2005, respectively.

The approximate annual basic rental payments under this non-cancelable operating lease for the following five years are:

2007	$ 33,600
2008	33,600
2009	33,600
2010	33,600
2011	19,600
$154,000

7.	Stock Options

As an incentive for two vendors to enter into a service contract to provide administrative services to the Company, the Company has tendered stock options. The stock options are exercisable at $.25 per option with an expiration of April, 2009. At the signing of the service contract, 500,000 options were issued to each vendor.

The contract provides at the end of the first year of the contract (February 28, 2007) each vendor is entitled to 750,000 options and at the end of the second year an additional 500,000 options. The options vest in equal installments over the two year period. The service contract also includes performance base option incentives. In addition, either party can terminate the service contract based on timely notification and re-numeration. The management of the Company believes that the options have di-minimus value due to the financial condition of the Company and accordingly no compensation expense has been recorded for the year ended December 31, 2006.

8.	Subsequent Events

The stockholders of the Company have entered into a contract with High End Ventures, Inc. (“High End”) whereby High End will exchange 20,500,000 of its common shares representing 56.4% for 100% of the Company’s shares. High End Ventures, Inc. is publicly traded on the over the counter bulletin board (OTCBB) in the United States.. The agreement was signed on October 23, 2006. Closing is to take place as soon as possible.

The Company has entered into an agreement with Elektrokom Kosovo (“Elektrokom”) where the Company will own 14% of Elektrokom. The Company will provide equipment and services in Kosovo (Europe) over a ten-year period to establish Smart Grid and broadband services. Electrolinks and Elecktrokom will collaborate to upgrade and improve the telecommunications infrastructure in the Kosovo region. Through implementation of Smart Grid and BPL technology, the collaboration will provide high speed Internet to businesses and residences through out the region. Kosovo has been selected as a strategic location for future potential expansion in the Balkan region.

THE ELECTROLINKS CORPORATION

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

9.	Other Matters

The Company signed a letter of intent on June 26, 2006 with PowerStream, Inc., the fourth largest electrical utility in Ontario Canada, to determine the feasibility to provide and deploy Smart Grid technology. Electrolinks’ Smart Grid technology allows electrical utilities to cost effectively monitor and manage the elements and assets that are embedded within their grids, including transformers, capacitors, switching gear, substations, etc. Deployment of Smart Grids by electric utilities can result in material operational expense savings, improved customer service results and increased revenues through the sale of retail broadband services. The Company is currently deploying the pilot project.

10.	Litigation

On July 29, 2005, the Company entered into an exclusive supply agreement with a technology partner (the “Partner”), a privately-held corporation based in Toronto, Ontario. On May 25, 2006, pursuant to an action filed against the Company on March 22, 2006, a settlement agreement was entered into to refund $82,620 to the Partner in order to mitigate any potential ongoing litigation of which approximately $18,000 was paid to the partner in December 2006. The amount owed at December 31, 2006 and 2005 was $64,358 and $82,620 and is reflected in accrued expenses.

THE ELECTROLINKS CORPORATION AND HIGH END VENTURES, INC.

PRO FORMA FINANCIAL STATEMENTS

June 30, 2007

INDEX

Page

Introduction	FE-2

Balance Sheets	FE-3

Statements of Operations	FE-4

Notes to Financial Statements	FE-5

THE ELECTROLINKS CORPORATION AND HIGH END VENTURES, INC.

PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

The following proforma consolidated financial statements reflect the combination of The Electrolinks Corporation and High End Ventures, Inc. for the periods presented. The proforma consolidated financial statements are presented at June 30, 2007, and the six months then ended. The proformas reflect the result of the definitive Business Combination Agreement entered into between The Electrolinks Corporation and High End Ventures, Inc. on September 18, 2007

The proforma consolidated financial statements have been prepared utilizing the historical financial statements of The Electrolinks Corporation and High End Ventures, Inc. These proforma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of The Electrolinks Corporation and High End Ventures, Inc.

The proforma consolidated financial statements do not purport to be indicative of the financial positions and results of operations which actually would have been obtained if the combination had occurred on the dates indicated, or the results which may be obtained in the future.

THE ELECTROLINKS CORPORATION AND HIGH END VENTURES, INC. CONSOLIDATED PROFORMA BALANCE SHEETS JUNE 30, 2007, Unaudited
	The ElectrolinksCorporation	High End Ventures, Inc.		Adjustments and	Consolidated
	(unaudited)	(unaudited)		Eliminations	Pro Forma
ASSETS

CURRENT ASSETS
Cash	$-	$13,955	$		$13,955
Accounts Receivable	7,555	-			7,555
Loan Receivable		244,033		(244,033)	-
Prepaid Expenses and deposits	53,197	-			53,197
TOTAL CURRENT ASSETS	60,752	257,988		-	74,707
PROPERTY AND EQUIPMENT, NET	138,528				138,528
OTHER ASSETS
Deposits	14,119	-			14,119
TOTAL OTHER ASSETS	14,119	-		-	14,119

TOTAL ASSETS	$213,399	$257,988		$(244,013)	$227,354

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Cash Overdraft	$11,845	$-	$		$11,845
Loan Payable	-	260,107			260,107
Accrued Interest Payable		5,386			5,386
Note Payable	1,095,653	-		(244,033)	851,620
Accounts payable	308,032	40,305		-	348,337
Accrued expenses	138,973	-		-	138,973
Due to related party	627,751	-		-	627,751
TOTAL CURRENT LIABILITIES	2,182,254	305,798		(244,033)	2,244,019

COMMITMENTS AND CONTINGENCIES	-	-		-	-

STOCKHOLDERS' DEFICIT
Preferred stock, $0.001 par value; authorized 10,000,000,
None issued
Common stock, $0.001 par value; 100,000,000 shares;
Authorized, 15,850,000 shares issued and outstanding	2,177,405	15,850		-	2,193,255
Additional paid-in capital	-	47,650		-	47,650
Accumulated other comprehensive income (loss)	(45,052)	-		-	(45,052)
Accumulated deficit during development stage	(4,101,208)	(111,310)		-	(4,212,518)
TOTAL STOCKHOLDERS' DEFICIT	(1,968,855)	(47,810)		-	(2,016,665)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$213,399	$257,988		$(244,033)	$227,354

THE ELECTROLINKS CORPORATION AND HIGH END VENTURES, INC. CONSOLIDATED PROFORMA STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS), Unaudited
				Consolidated
				Pro Forma
	The Electrolinks Corporation	High End Ventures, Inc.		Nine Months
	Nine Months Ended			Ended
	June 30, 2007	June 30, 2007	Adjustments and	June 30, 2007
	(unaudited)	(unaudited)	Eliminations	(unaudited)

REVENUES	$-	$-	$-	$-

COST OF SALES	-	-	-	-

Gross Profit	-	-	-	-

EXPENSES
General and Administrative	1,337,262	41,1115	-	1,378,377
Depreciation, amortization, and impairments	68,694	-	-	68,694
Total Expenses	1,405,956	41,1115	-	1,447,071

LOSS FROM OPERATIONS	(1,405,956)	(41,115)	-	(1,447,071)

OTHER INCOME (EXPENSE)
Interest income	-	4,812	(4,812)	-
Interest expense	(54,163)	(5,386)	4,812	(54,737)
Total Other Income (expense)	(54,163)	(574)		(54,737)
Forgiveness of indebtedness	21,152			21,152
Foreign exchange loss	(183)	-	-	(183)
Total Other Income (Expense)	(33,194)	(574)	-	(33,768)

LOSS BEFORE TAXES	(1,439,150)	(41,689)	-	(1,480,839)

INCOME TAX EXPENSE	-	-	-	-

NET LOSS	(1,439,150)	(41,689)	-	(1,480,839)

OTHER COMPREHENSIVE INCOME (LOSS)	-	-	-	-

NET COMPREHENSIVE INCOME (LOSS)	$(1,439,150)	$(41,689)	$-	$(1,480,839)

BASIC AND DILUTED NET LOSS PER SHARE	$(.04)	$(0.00)		$(0.09)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING,
BASIC AND DILUTED	36,890,514	15,850,000		15,850,000

THE ELECTROLINKS CORPORATION AND HIGH END VENTURES, INC.

NOTES TO PROFORMA FINANCIAL STATEMENTS

JUNE 30, 2007

NOTE 1 – SUMMARY OF TRANSACTION

On September 18, 2007, High End Ventures, Inc. entered into a Business Combination Agreement with The Electrolinks Corporation, to acquire 100% ownership of The Electrolinks Corporation, in exchange for an aggregate of 21,584,183, whereby The Electrolinks Corporation intends to become a wholly-owned subsidiary of High End Ventures, Inc.

For purposes of this proforma consolidated balance sheet, the acquisition has been accounted for as a recapitalization using generally accepted accounting principles applicable to reverse acquisitions with The Electrolinks Corporation (the legal subsidiary) being treated as the accounting parent (acquirer) and High End Ventures, Inc. (the legal parent) being treated as the accounting subsidiary (acquiree). Under reverse acquisition accounting the value assigned to the common stock of consolidated High End Ventures, Inc. on Acquisition of The Electrolinks Corporation will be equal to the book value of the common stock of The Electrolinks Corporation plus the book value of the net assets of High End Ventures, Inc. as at the date of acquisition, less costs of the transaction.

NOTE 2 – MANAGEMENT’S ASSUMPTIONS

The pro forma balance sheets and statements of operations assume the two companies were consolidated as of June 30, 2007.

NOTE 3 – PROFORMA ADJUSTMENTS

The adjustments to the proforma balance sheet and income statement are to record the issuance of 21,584,183 shares of common stock of High End Ventures, Inc. in a reverse acquisition. High End Ventures, Inc. had no fair value assigned to its net assets. Therefore, the stock was effectively issued at High End Ventures, Inc.’s par value of $0.001.

HIGH END VENTURES, INC.

PRO FORMA FINANCIAL STATEMENTS

September 30, 2006

INDEX

Page

Introduction	FF-2

Balance Sheets	FF-3

Statements of Operations	FF-4

Notes to Financial Statements	FF-5

THE ELECTROLINKS CORPORATION AND HIGH END VENTURES, INC.

PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

The following proforma consolidated financial statements reflect the combination of The Electrolinks Corporation and High End Ventures, Inc. for the periods presented. The proforma consolidated financial statements are presented at September 30, 2006 and the year then ended. The proformas reflect the result of the definitive Business Combination Agreement entered into between The Electrolinks Corporation and High End Ventures, Inc. on September 18, 2007.

The proforma consolidated financial statements have been prepared utilizing the historical financial statements of The Electrolinks Corporation and High End Ventures, Inc. These proforma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of The Electrolinks Corporation and High End Ventures, Inc.

The proforma consolidated financial statements do not purport to be indicative of the financial positions and results of operations which actually would have been obtained if the combination had occurred on the dates indicated, or the results which may be obtained in the future.

THE ELECTROLINKS CORPORATION AND HIGH END VENTURES, INC. CONSOLIDATED PROFORMA BALANCE SHEETS SEPTEMBER 30, 2006,Unaudited

	The Electrolinks Corporation September 30, 2006		High End Ventures, Inc. September 30, 2006		Adjustments and Eliminations	Consolidated September 30, 2006 Pro Forma
ASSETS

CURRENT ASSETS
Cash	$65,334		$13,976		$-	$79,310
Accounts receivable	7,183		-		-	7,183
Prepaid expenses	28,555		-		-	28,555
TOTAL CURRENT ASSETS	101,072		13,976		-	115,048
PROPERTY AND EQUIPMENT, NET	181,208					181,208
OTHER ASSETS
Deposits	14,861		-		-	14,861
TOTAL OTHER ASSETS	14,861		-		-	14,861

TOTAL ASSETS	$297,141		$13,976		$-	$311,117

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Notes payable	$353,548	$		$		$353,548
Accounts payable	251,871		-		-	251,871
Due to related parties	94,199		-		-	94,199
Customer Deposit	89,790		-		-	89,790
TOTAL CURRENT LIABILITIES	789,408		-		-	789,408

STOCKHOLDERS' DEFICIT
Preferred stock, $0.001 par value; authorized 10,000,000,
None issued.
Common stock, $0.001 par value; 100,000,000 shares
Authorized, 15,850,000 shares issued and outstanding.	2,212,467		15,850		-	2,228,317
Additional paid-in capital	-		47,650		-	47,650
Accumulated other comprehensive income (loss)	(42,672)		-		-	(42,672)
Accumulated deficit during development stage	(2,662,062)		(49,524)		-	(2,711,586)
TOTAL STOCKHOLDERS' DEFICIT	(492,267)		13,976		-	(478,291)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$297,141		$13,976		$-	$311,117

THE ELECTROLINKS CORPORATION AND HIGH END VENTURES, INC. CONSOLIDATED PROFORMA STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) SEPTEMBER 30, 2006 , Unaudited

	The Electrolinks Corporation Nine months ended September 30, 2006	High End Ventures, Inc. Year Ended September 30, 2006	Adjustments and Eliminations	Consolidation September 30, 2006 Pro Forma

REVENUES	$14,044	$-	$-	$14,044

COST OF SALES	(16,650)	-	-	(16,650)

Gross Profit	(2,606)	-	-	(2,606)

EXPENSES
Exploration costs		17,000		17,000
General and Administrative	624,275	27,024	-	651,299
Depreciation, amortization, and impairments	48,453	-	-	48,453
Total Expenses	672,728	44,024	-	716,752

LOSS FROM OPERATIONS	(675,334)	(44,024)	-	(719,358)

OTHER INCOME (EXPENSE)
Interest expense	(31,918)	-	-	(31,918)
Total Other Income (Expense)	(31,918)	-	-	(31,918)

LOSS BEFORE TAXES	(707,252)	(44,024)	-	(751,276)

INCOME TAX EXPENSE	-	-	-	-

NET LOSS	(707,252)	(44,024)	-	(751,276)

OTHER COMPREHENSIVE INCOME (LOSS)	-	-	-	-

NET COMPREHENSIVE INCOME (LOSS)	$(707,252)	$(44,024)	$-	$(751,276)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.02)	$(0.00)		$(0.05)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING,
BASIC AND DILUTED	32,663,022	15,850,000		15,850,000

THE ELECTROLINKS CORPORATION AND HIGH END VENTURES, INC.

NOTES TO PROFORMA FINANCIAL STATEMENTS

SEPTEMBER 30, 2006

NOTE 1 – SUMMARY OF TRANSACTION

On September 18, 2007, High End Ventures, Inc. entered into a Business Combination Agreement with The Electrolinks Corporation, to acquire 100% ownership of The Electrolinks Corporation, in exchange for an aggregate of 21,584,183, whereby The Electrolinks Corporation intends to become a wholly-owned subsidiary of High End Ventures, Inc.

For purposes of this proforma consolidated balance sheet, the acquisition has been accounted for as a recapitalization using generally accepted accounting principles applicable to reverse acquisitions with The Electrolinks Corporation (the legal subsidiary) being treated as the accounting parent (acquirer) and High End Ventures, Inc. (the legal parent) being treated as the accounting subsidiary (acquiree). Under reverse acquisition accounting the value assigned to the common stock of consolidated High End Ventures, Inc. on Acquisition of The Electrolinks Corporation will be equal to the book value of the common stock of The Electrolinks Corporation plus the book value of the net assets of High End Ventures, Inc. as at the date of acquisition, less costs of the transaction.

NOTE 2 – MANAGEMENT’S ASSUMPTIONS

The pro forma balance sheets and statements of operations assume the two companies were consolidated as of September 30, 2006.

NOTE 3 – PROFORMA ADJUSTMENTS

The adjustments to the proforma balance sheet and income statement are to record the issuance of 21,584,183 shares of common stock of High End Ventures, Inc. in a reverse acquisition. High End Ventures, Inc. had no fair value assigned to its net assets. Therefore, the stock was effectively issued at High End Ventures, Inc.’s par value of $0.001.

HIGH END VENTURES, INC.

Special Meeting of Stockholders –-------------------- , 2007

P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of High End Ventures, Inc. (the “Corporation”) does hereby nominate, constitute and appoint Nadir Walji, the true and lawful proxy, agent and attorney of the undersigned, with full power of substitution, to vote for the undersigned all of the common stock of said Corporation standing in the name of the undersigned at the close of business on Friday the  of December, 2007 at the Special Meeting of Stockholders to be held at the offices of the Corporation, 2610-1066 West Hastings Street, Vancouver, British Columbia, Canada, at 10:00 a.m., local time, or at any adjournment or postponement thereof, with all of the powers which would be possessed by the undersigned if personally present.

IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. ☒    Please mark votes as in this example.

PROPOSAL 1

Approval of the amendment to change the Corporation’s name to “Electrolinks International Corp.”

FOR     AGAINST     ABSTAIN
        ☐    ☐     ☐

PROPOSAL 2

Approval to acquire The Electrolinks Corporation pursuant to the Business Combination Agreement and the Amalgamation Agreement, both dated September 18, 2007.

FOR     AGAINST     ABSTAIN
        ☐      ☐   ☐

PROPOSAL 3

Election of directors

1) Hari S. Rao

2) Roman Hrycyshyn

To withhold authority to vote for either nominee, mark “Except For” and circle the number of the nominee.

FOR      AGAINST    EXCEPT

BOTH    BOTH           FOR
        ☐    ☐    ☐

`

NOTE: Please print and sign name exactly as your name (or names) appears hereon. When signing as attorney, executor, administrator, trustee or guardian please give full title. If more than one trustee, all should sign. All joint owners must sign.

Signature _______________________

Print _______________________

Date _______________________

Signature _______________________

Print _______________________

Date _______________________

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED. NON-U.S. STOCKHOLDERS SHOULD RETURN THIS PROXY BY FAX TO: HOLLADAY STOCK TRANSFER, ATTN: TOM LEUCK, AT (480) 481-3941. MR. LEUCK’S PHONE NUMBER IS (480) 481-3940.